Filed pursuant to Rule 424(b)(2)
Registration Statement No. 333-57992-01

PROSPECTUS SUPPLEMENT

$125,000,000

First Industrial, L.P.

5.25% Senior Notes due 2009

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       We are offering $125,000,000 of our 5.25% Senior Notes due 2009. We will pay interest on the notes on June 15 and December 15 of each year. The first interest payment will be due on December 15, 2004. Unless earlier redeemed, the notes will mature on June 15, 2009. We may redeem the notes at any time, in whole or in part, at the redemption price described in this prospectus supplement. The notes will not be subject to any mandatory sinking fund.

       The notes will be unsecured and unsubordinated obligations and will rank equally with all of our existing and future senior unsecured debt and senior to all our future subordinated debt.

________________________________________________________________________________

Investing in the notes involves risk. See “Risk Factors” on page S-6 of this prospectus supplement and page 5 of the accompanying prospectus.

	Public		Gross Proceeds
	Offering	Underwriting	to First
	Price(1)	Discount	Industrial, L.P.(2)

Per 5.25% Senior Note due June 15, 2009	99.826%	0.600%	99.226%
Total	$124,782,500	$750,000	$124,032,500

(1)	Plus accrued interest, if any, from June 14, 2004.

(2)	Before deducting expenses related to the offering.

       Delivery of the notes will be made on or about June 14, 2004.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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Joint Book Running Managers

Credit Suisse First Boston	Wachovia Securities

Co-Managers

JPMorgan

Deutsche Bank Securities

Raymond James

BB&T Capital Markets

Commerzbank Securities

The date of this prospectus supplement is June 9, 2004.

Prospectus Supplement

       In making your investment decision you should rely only on the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of the respective document.

       First Industrial, L.P. (the “Operating Partnership”) is a Delaware limited partnership. First Industrial Realty Trust, Inc. (“FIRT”) is the sole general partner of the Operating Partnership. In this prospectus supplement and the accompanying prospectus, “we,” “us” and “our” refer to FIRT and its subsidiaries, including the Operating Partnership, unless the context otherwise requires. The “underwriters” refers to Credit Suisse First Boston LLC, Wachovia Capital Markets, LLC, J.P. Morgan Securities Inc., Deutsche Bank Securities Inc., Raymond James & Associates, Inc., BB&T Capital Markets, a division of Scott & Stringfellow, Inc., and Commerzbank Capital Markets Corp.

FORWARD-LOOKING INFORMATION

       This prospectus supplement and the accompanying prospectus, including documents incorporated by reference, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in:

•	economic conditions generally and the real estate market specifically,

•	legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts),

•	availability of financing,

•	interest rate levels,

•	competition,

•	supply and demand for industrial properties in our current and proposed market areas,

•	potential environmental liabilities,

•	slippage in development or lease-up schedules,

•	tenant credit risks,

•	higher-than-expected costs and

•	changes in general accounting principles, policies and guidelines applicable to REITs.

These risks and uncertainties, together with those stated under the caption “Risk Factors” herein and in the accompanying prospectus, should be considered in evaluating forward-looking statements, and undue reliance should not be placed on these statements. Further information concerning us and our business, including additional factors that could materially affect our financial results, are included elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference, including the 2003 Annual Report on Form 10-K of the Operating Partnership and the 2003 Annual Report on Form 10-K of FIRT.

SUMMARY

       The following summary contains basic information about this offering. It likely does not contain all the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement and the accompanying prospectus and the documents we refer to, or incorporate by reference, in this prospectus supplement and the accompanying prospectus.

FIRT and the Operating Partnership

       FIRT is a real estate investment trust (“REIT”) subject to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). FIRT and its consolidated partnerships, corporations and limited liability companies are a self-administered and fully integrated real estate company which owns, manages, acquires, sells and develops industrial real estate. As of March 31, 2004, our portfolio consisted of 416 light industrial properties, 130 bulk warehouse properties, 160 research and development/flex properties, 87 regional warehouse properties and 32 manufacturing properties containing approximately 58.5 million square feet of gross leasable area located in 22 states.

       Our interests in our properties and land parcels are held through partnerships, corporations and limited liability companies controlled by FIRT, including the Operating Partnership, of which FIRT is the sole general partner. As of March 31, 2004, FIRT held approximately 86.1% of the outstanding limited partnership units of the Operating Partnership. At that date, approximately 13.9% of the outstanding limited partnership units were held by outside investors, including certain members of the management of FIRT. Each limited partnership unit, other than those held by FIRT, may be exchanged at FIRT’s option for cash or one share of FIRT’s common stock, subject to adjustments. Upon each exchange, the number of limited partnership units held by FIRT, and its ownership percentage of the Operating Partnership, increases. FIRT also owns a preferred general partnership interest in the Operating Partnership with an aggregate liquidation priority of $250 million.

       We utilize an operating approach that combines the effectiveness of decentralized, locally based property management, acquisition, sales and development functions with the cost efficiencies of centralized acquisition, sales and development support, capital markets expertise, asset management and fiscal control systems. At March 31, 2004, we had 331 employees.

       We have grown and will seek to continue to grow through the development of industrial properties and acquisition of additional industrial properties.

       FIRT is a Maryland corporation organized on August 10, 1993, and which completed its initial public offering in June 1994. The Operating Partnership is a Delaware limited partnership organized in November 1993. Our principal executive offices are located at 311 S. Wacker Drive, Suite 4000, Chicago, Illinois 60606, telephone number (312) 344-4300. Our Web site is www.firstindustrial.com. The information on our Web site is not a part of, and is not incorporated by reference into, this prospectus supplement and the accompanying prospectus.

Recent Transactions

•	Senior Notes. On May 17, 2004, we exchanged our newly issued $125 million aggregate principal amount of 6.42% Notes due 2014 for $100 million aggregate principal amount of our 7.375% Notes due May 15, 2011 and cash in an amount of $8,876,814. The cash proceeds from the exchange of our 6.42% Notes due 2014 were used to repay amounts outstanding under our $300 million unsecured revolving credit facility (the “Unsecured Line of Credit”).

•	Preferred Stock. On May 18, 2004, we publicly offered 50,000 depositary shares, each representing 1/100 of a share of 6.236% Series F Flexible Cumulative Redeemable Preferred Stock (the “Series F Preferred Stock”), having a liquidation preference of $100,000 per share, and 25,000 depositary shares, each representing 1/100 of a share of 7.236% Series G Flexible Cumulative Redeemable Preferred Stock (the “Series G Preferred Stock”), having a liquidation preference of $100,000 per share. Additionally, on June 2, 2004, we sold 50,000 depositary shares, each representing 1/100 of a share of Series H Flexible Cumulative Redeemable Preferred Stock having a variable dividend rate which is initially London InterBank Offered Rate (LIBOR) plus 1.65% through August 31, 2004 (the “Series H Preferred Stock”), having a liquidation preference of $250,000 per share, in a private placement. On June 7, 2004, we used the gross proceeds of these issuances to redeem all of our (i) $125 million of 7.95% Series D Cumulative Preferred Stock and (ii) $75 million of 7.90% Series E Cumulative Preferred Stock.

THE OFFERING

       The following is a brief summary of the principal terms of the notes. A more detailed description is contained in this prospectus supplement under the heading “Description of Notes.”

Issuer	First Industrial, L.P.

Notes Offered	$125,000,000 in principal amount of 5.25% Senior Notes due 2009.

Maturity Date	Unless redeemed earlier, the notes will mature on June 15, 2009.

Optional Redemption	We may redeem some or all of the notes at any time at the redemption price described under “Description of Notes — Optional Redemption.”

Interest Payment Dates	June 15 and December 15 of each year, beginning December 15, 2004.

Ranking	The notes will be unsecured and unsubordinated obligations and will rank equally with each other and with all of our other existing and future unsecured and unsubordinated indebtedness. See “Description of Notes.”

Assuming we had completed the offering of the notes on March 31, 2004, the notes would have been subordinated to $45.3 million of total unaudited mortgage debt of us and our subsidiaries.

Use of Proceeds	The cash proceeds from the notes will be used either to redeem our Series H Preferred Stock on or after July 2, 2004 or for general corporate purposes, including the repayment of amounts outstanding under our Unsecured Line of Credit.

Covenants	The indenture governing the notes contains various covenants, including covenants with respect to limitations on the incurrence of debt. These covenants are subject to a number of important qualifications and exceptions. See “Description of Notes — Certain Covenants.”

Minimum Denominations	The notes were issued and may be transferred only in minimum denominations of $1,000 and multiples of $1,000 in excess thereof.

Form	The notes are being issued in fully registered form and will be represented by one or more global notes deposited with The Depository Trust Company (“DTC”), or the trustee as custodian for DTC, and registered in book-entry form in the name of Cede & Co., DTC’s nominee. Beneficial interests in the global notes will be shown on, and transfers will only be made though, the records maintained by DTC and its participants. See “Description of Notes — Book-Entry System.”

Risk Factors	See “Risk Factors” and the other information contained elsewhere or included by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to purchase the notes.

RISK FACTORS

       Your investment in the notes involves certain risks. In consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following discussion of risks, as well as the section entitled “Risk Factors” beginning on page 5 of the accompanying prospectus, before deciding whether an investment in the notes is suitable for you.

First Industrial Realty Trust, Inc. Might Fail to Qualify or to Remain Qualified as a REIT

       We intend to operate so as to qualify as a REIT under the Code. Although we believe that we are organized and will operate in a manner so as to qualify as a REIT, qualification as a REIT involves the satisfaction of numerous requirements, some of which must be met on a recurring basis. These requirements are established under highly technical and complex Code provisions of which there are only limited judicial or administrative interpretations, and involve the determination of various factual matters and circumstances not entirely within our control.

       We (through one of our subsidiary partnerships) entered into certain development agreements in 2000 through 2003, the performance of which has been completed. Under these agreements, we provided services to unrelated third parties and certain payments were made by the unrelated third parties for services provided by certain contractors hired by us. We believe that these payments were properly characterized by us as reimbursements for costs incurred by us on behalf of the third parties and do not constitute gross income and did not prevent us from satisfying the gross income requirements of the REIT provisions (the “gross income tests”). We have brought this matter to the attention of the Internal Revenue Service (the “IRS”). The IRS has not challenged or expressed any interest in challenging our view on this matter. If the IRS were to challenge such position and were successful, we might be found not to have satisfied the gross income tests in one or more of our taxable years. If we were found not to have satisfied the gross income tests, we could be subject to a penalty tax. However, such noncompliance should not adversely affect our status as a REIT as long as such noncompliance was due to reasonable cause and not to willful neglect, and certain other requirements are met. Although this cannot be assured, we believe that the risk of losing our REIT status as a result of these development agreements is remote.

       If we were to fail to qualify as a REIT in any taxable year, we would be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at corporate rates. As a result, cash available for payments of interest and principal on the notes would be reduced. Unless entitled to relief under certain statutory provisions, we also would be disqualified from electing treatment as a REIT for the four taxable years following the year during which we failed to qualify as a REIT.

There is no current public market for the notes.

       There is currently no trading market for the notes. We cannot guarantee:

•	the liquidity of any market that may develop for the notes;

•	your ability to sell the notes; or

•	the price at which you would be able to sell the notes.

       Liquidity of any market for the notes and future trading prices of the notes will depend on many factors, including:

•	prevailing interest rates;

•	our operating results; and

•	the market for similar securities.

       The underwriters have advised us that they currently intend to make a market in the notes, but they are not obligated to do so and may cease any market-making at any time without notice. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system.

RATIOS OF EARNINGS TO FIXED CHARGES

       The Operating Partnership’s ratios of earnings to fixed charges for the three months ended March 31, 2004 and the five years ended December 31, 2003, 2002, 2001, 2000 and 1999 were 1.35x, 1.44x, 1.69x, 2.06x, 2.08x and 2.30x, respectively.

       For purposes of computing the ratios of earnings to fixed charges, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income from continuing operations. Fixed charges consist of interest cost, whether expensed or capitalized, and amortization of deferred financing costs.

       The ratios set forth above for the five years ended December 31, 2003 are subject to adjustment as a result of the adoption of the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets” (“FAS 144”), as described in Note 3 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2003 and in Note 2 to our consolidated financial statements in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004. As a result, the adjustment required by FAS 144 will reduce income from continuing operations and the ratios of earnings to fixed charges reported above will not agree to the ratios of earnings to fixed charges reported in our 2003 Form 10-K.

USE OF PROCEEDS

       The estimated net proceeds of approximately $123.8 million from the notes will be used either to redeem our Series H Preferred Stock, at any time on or after July 2, 2004, or for general corporate purposes, including the repayment of amounts outstanding under our Unsecured Line of Credit. On June 8, 2004, $200 million was outstanding under our Unsecured Line of Credit, which matures on September 30, 2005. Such amounts outstanding on June 8, 2004 bore interest at 1.78%. We have no agreement or understanding at this time regarding the use of the cash proceeds from the sale of the notes for the redemption of the Series H Preferred Stock or for the repayment of amounts outstanding under our Unsecured Line of Credit. See “Summary — Recent Transactions” for information on our other recent securities transactions.

DESCRIPTION OF NOTES

General

       The 5.25% Senior Notes due 2009 will be issued as a separate series of debt securities under an Indenture dated as of May 13, 1997, as supplemented by Supplemental Indenture No. 9, dated as of June 14, 2004 (as supplemented, the “Indenture”), between the Operating Partnership and U.S. Bank National Association, as trustee. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to and are qualified in their entirety by reference to all of the provisions of the Indenture, which provisions of the Indenture are incorporated herein by reference. Capitalized and other terms not otherwise defined below will have the meanings given to them in the Indenture. You may obtain a copy of the Indenture from us upon request. See “Where You Can Find More Information” in the accompanying prospectus.

       The 5.25% Senior Notes due 2009 initially will be limited to an aggregate principal amount of $125,000,000. The notes will be direct, senior unsecured obligations of the Operating Partnership and will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership from time to time outstanding. The notes will not be obligations of FIRT or any other Subsidiary (as defined below) of FIRT or of the Operating Partnership. The notes will be effectively subordinated to mortgages and other secured indebtedness of the Operating Partnership, to the extent of the value of the assets securing that indebtedness, and to indebtedness and other liabilities of any Subsidiary of the Operating Partnership and any future Subsidiaries of the Operating Partnership. Accordingly, prior indebtedness will have to be satisfied in full before holders of the notes will be able to realize any value from encumbered or indirectly held properties.

       As of March 31, 2004 the Operating Partnership had indebtedness of $1,416.9 million (of which $42.8 million was secured by 22 of the Operating Partnership’s properties), and Subsidiaries of the Operating Partnership had an aggregate of $2.5 million of mortgage indebtedness outstanding. The Operating Partnership and the Subsidiaries may incur additional indebtedness, including secured indebtedness, subject to the provisions described below under “— Certain Covenants — Limitations on Incurrence of Indebtedness.”

       The notes will only be issued in fully registered form in denominations of $1,000 and integral multiples thereof.

Principal and Interest

       The 5.25% Senior Notes due 2009 will bear interest at 5.25% per annum and will mature on June 15, 2009. There is no sinking fund applicable to the notes.

       The notes will bear interest from June 14, 2004 or from the immediately preceding Interest Payment Date (as defined below) to which interest has been paid, payable semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 2004 (each, an “Interest Payment Date”), and, at the Stated Maturity, to the holders in whose name the applicable notes are registered in the Security Register on the preceding May 31 or November 30 (whether or not a Business Day), as the case may be (each, a “Regular Record Date”). Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

       If any Interest Payment Date or Stated Maturity falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date the payment was due. No interest shall accrue on that amount for the period from and after the Interest Payment Date or Stated Maturity, as the case may be. “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banks in New York City or in Chicago are authorized or required by law, regulation or executive order to close.

       The principal of, Make-Whole Amount, if any, and interest on the notes when due will be payable in the coin or currency of the United States that at the time of payment is legal tender for payment of public and private debts. With respect to any notes not represented by a Global Security, principal, Make-Whole Amount, if any, and interest will be payable at the corporate trust office of the agent of the Operating Partnership (the “Paying Agent”) in the City of New York, initially located at 100 Wall Street, Suite 2000, New York, New York 10005; provided that, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the holder as it appears in the Security Register or by wire transfer of funds to such holder at an account maintained within the United States.

Optional Redemption

       The notes may be redeemed at any time at the option of the Operating Partnership, in whole or in part (equal to $1,000 or an integral multiple thereof), at a redemption price equal to the sum of

•	the principal amount of the notes being redeemed plus accrued interest thereon to the redemption date; and

•	the Make-Whole Amount, if any, with respect to the notes (collectively, the “Redemption Price”).

       If notice has been given as provided in the Indenture and funds for the redemption of any notes called for redemption shall have been made available on the redemption date referred to in the notice, the notes will cease to bear interest on the date fixed for such redemption specified in the notice and the only right of the holders of such notes will be to receive payment of the Redemption Price.

       Notice of any optional redemption of any notes will be given to holders at their addresses, as shown in the Security Register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the notes held by such holder to be redeemed.

       The Operating Partnership will pay the interest installment due on each Interest Payment Date which occurs on or before any redemption date to those holders of the notes who were registered holders as of the close of business on the record date immediately preceding such Interest Payment Date.

       If less than all the notes are to be redeemed, the Operating Partnership will notify the trustee at least 45 days prior to the redemption date (or such shorter period as is satisfactory to the trustee) of the aggregate principal amount of notes to be redeemed and their redemption date. The trustee shall select, in such manner as it shall deem fair and appropriate, notes to be redeemed in whole or in part. The notes may be redeemed in part in the minimum authorized denomination for notes or in any integral multiple thereof.

       As used herein:

•	“Make-Whole Amount” means, in connection with any optional redemption of any note, the excess, if any, of

—	the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (as defined below) (determined on the third Business Day preceding the date such notice of redemption is given) from the date on which such principal and interest would have been payable if such redemption had not been made, over

—	the aggregate principal amount of the note being redeemed or accelerated.

•	“Reinvestment Rate” means 0.20% (twenty one hundredths of one percent) plus the arithmetic mean of the yields under the respective headings “This Week” and “Last Week” published in the Statistical Release (as defined below) under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or accelerated. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For such purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury Yield in the above manner, then the Treasury Yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by the Operating Partnership.

•	“Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination of the Make-Whole Amount, then such other reasonably comparable index which shall be designated by the Operating Partnership.

Certain Covenants

       Limitations on Incurrence of Indebtedness. The Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Indebtedness (as defined below), other than intercompany Indebtedness (representing Indebtedness to which the only parties are the Operating Partnership and any of its Subsidiaries (but only so long as such Indebtedness is held solely by any of the Operating Partnership and any of its Subsidiaries)), if, immediately after giving effect to the incurrence of such additional Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP (except that for the purposes hereof, each Subsidiary of the Operating Partnership shall be treated as if such Subsidiary were a subsidiary under GAAP) is greater than 60% of the sum of (without duplication)

•	the Total Assets (as defined below) as of the end of the calendar quarter covered in the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission (the “Commission”) (or, if such filing is not permitted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the trustee) prior to the incurrence of such additional Indebtedness; and

•	the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by the Operating Partnership or any of its Subsidiaries since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

       In addition to the foregoing limitation on the incurrence of Indebtedness, the Operating Partnership will not, and will not permit any of its Subsidiaries to, incur Indebtedness secured by any Encumbrance (as defined below) upon any of the property of the Operating Partnership or any of its Subsidiaries if, immediately after giving effect to the incurrence of such additional Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP (except that for the purposes hereof, each Subsidiary of the Operating Partnership shall be treated as if such Subsidiary were a subsidiary under GAAP) which is secured by any Encumbrance on property of the Operating Partnership or any of its Subsidiaries is greater than 40% of the sum of (without duplication)

•	the Total Assets as of the end of the calendar quarter covered in the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Indebtedness; and

•	the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by the Operating Partnership or any of its Subsidiaries since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

       The Operating Partnership and its Subsidiaries may not at any time own Total Unencumbered Assets (as defined below) equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness (as defined below) of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP (except that for the purposes hereof, each Subsidiary of the Operating Partnership shall be treated as if such Subsidiary were a subsidiary under GAAP).

       In addition to the foregoing limitations on the incurrence of Indebtedness, the Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Indebtedness if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Indebtedness is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that

•	such Indebtedness and any other Indebtedness incurred by the Operating Partnership and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of such period;

•	the repayment or retirement of any other Indebtedness by the Operating Partnership and its Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

•	in the case of Acquired Indebtedness (as defined below) or Indebtedness incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

•	in the case of any acquisition or disposition by the Operating Partnership or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

       In accordance with GAAP, the financial statements of the Operating Partnership present its limited partnership interests in any of its partnership subsidiaries (the “Other Real Estate Partnerships”) under the equity method of accounting. However, the Indenture treats the Other Real Estate Partnerships as consolidated subsidiaries for purposes of the financial covenants of the Indenture. For the purposes of such covenants, as of March 31, 2004, the Operating Partnership had a percentage of Indebtedness to Total Assets of 49.3%, a percentage of Indebtedness subject to Encumbrances to Total Assets of 1.4% and a percentage of Total Unencumbered Assets to Unsecured Indebtedness of 202.2% and, for the four consecutive fiscal quarters ended March 31, 2004, the Operating Partnership had a ratio of Consolidated Income Available for Debt Service to the Annual Service Charge of 2.15:1.

       Provision of Financial Information. Whether or not the Operating Partnership is subject to Section 13 or 15(d) of the Exchange Act, the Operating Partnership will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Operating Partnership would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Operating Partnership were so subject, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Operating Partnership would have been required so to file such documents if the Operating Partnership were so subject. The Operating Partnership will also in any event

•	within 15 days of each Required Filing Date if the Operating Partnership is not then subject to Section 13 or 15(d) of the Exchange Act,

—	transmit by mail to all holders of notes, as their names and addresses appear in the Security Register, without cost to such holders, copies of the annual reports and quarterly reports that the Operating Partnership would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Operating Partnership were subject to either such Section and

—	file with the trustee copies of the annual reports, quarterly reports and other documents that the Operating Partnership would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Operating Partnership were subject to either such Section; and

•	if filing such documents by the Operating Partnership with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder.

       Waiver of Certain Covenants. The Operating Partnership may omit to comply with any term, provision or condition of the foregoing covenants, and with any other term, provision or condition with respect to the notes (except any such term, provision or condition which could not be amended without the consent of all holders of notes), if before or after the time for such compliance the holders of at least a majority in principal amount of all the outstanding notes, by Act of such holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition. Except to the extent so expressly waived, and until such waiver shall become effective, the obligations of the Operating Partnership and the duties of the trustee in respect of any such term, provision or condition shall remain in full force and effect.

       Existence. Except as permitted under “— Merger, Consolidation or Sale of Assets,” the Indenture requires the Operating Partnership to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that the Operating Partnership shall not be required to preserve any right or franchise if it determines that its preservation is no longer desirable in the conduct of its business.

       Maintenance of Properties. The Indenture requires the Operating Partnership to cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Operating Partnership may be necessary so that the business carried on may be properly and advantageously conducted at all times; provided, however, that the Operating Partnership and its Subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business.

       Insurance. The Indenture requires the Operating Partnership to cause each of its and its Subsidiaries’ insurable properties to be insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility.

       Payment of Taxes and Other Claims. The Indenture requires the Operating Partnership to pay or discharge or cause to be paid or discharged, before the same shall become delinquent,

•	all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Operating Partnership or any Subsidiary; and

•	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Operating Partnership or any Subsidiary;

       provided, however, that the Operating Partnership shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

       As used herein and in the Indenture:

       “Acquired Indebtedness” means Indebtedness of a person

•	existing at the time such person becomes a Subsidiary; or

•	assumed in connection with the acquisition of assets from such person,

in each case, other than Indebtedness incurred in connection with, or in contemplation of, such person becoming a Subsidiary or such acquisition.

       Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a Subsidiary.

       “Annual Service Charge” for any period means the aggregate interest expense for such period in respect of, and the amortization during such period of any original issue discount of, Indebtedness of the Operating Partnership and its Subsidiaries and the amount of dividends which are payable during such period in respect of any Disqualified Stock (as defined below).

       “Capital Stock” means, with respect to any person, any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of such person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

       “Consolidated Income Available for Debt Service” for any period means Earnings from Operations (as defined below) of the Operating Partnership and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):

•	interest on Indebtedness of the Operating Partnership and its Subsidiaries,

•	provision for taxes of the Operating Partnership and its Subsidiaries based on income,

•	amortization of debt discount,

•	provisions for gains and losses on properties and property depreciation and amortization,

•	the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period,

•	amortization of deferred charges and

•	interest income related to investments irrevocably deposited with an agent of the Operating Partnership or any of its Subsidiaries, as the case may be, for the purpose of defeasing any indebtedness or any other obligation (whether through a covenant defeasance or otherwise) pursuant to the terms of such indebtedness or other obligation or the terms of any instrument creating or evidencing it.

       “Disqualified Stock” means, with respect to any person, any Capital Stock of such person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise,

•	matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or the maturity price or redemption price of which may, at the option of such person, be paid in Capital Stock which is not Disqualified Stock),

•	is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock or

•	is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or the redemption price of which may, at the option of such person, be paid in Capital Stock which is not Disqualified Stock), in each case on or prior to the Stated Maturity of the notes.

       “Earnings from Operations” for any period means net income excluding gains and losses on sales of investments, extraordinary items and property valuation losses, net as reflected in the financial statements of the Operating Partnership and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (except that for the purposes hereof, each Subsidiary of the Operating Partnership shall be treated as if such Subsidiary were a subsidiary under GAAP).

       “Encumbrance” means any mortgage, lien, charge, pledge, encumbrance or security interest of any kind; provided, however, that the term “Encumbrance” shall not include any mortgage, lien, charge, pledge or security interest securing any indebtedness or any other obligation which has been defeased (whether through a covenant defeasance or otherwise) pursuant to the terms of such indebtedness or other obligation or the terms of any instrument creating or evidencing it.

       “Indebtedness” of the Operating Partnership or any of its Subsidiaries means any indebtedness of the Operating Partnership or any of its Subsidiaries, whether or not contingent, in respect of

•	borrowed money or evidenced by bonds, notes, debentures or similar instruments whether or not such indebtedness is secured by any Encumbrance existing on property owned by the Operating Partnership or any of its Subsidiaries,

•	indebtedness for borrowed money of a person other than the Operating Partnership or a Subsidiary of the Operating Partnership which is secured by any Encumbrance existing on property owned by the Operating Partnership or any of its Subsidiaries, to the extent of the lesser of

–	the amount of indebtedness so secured and

–	the fair market value of the property subject to such Encumbrance,

•	the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, and all conditional sale obligations or obligations under any title retention agreement,

•	the principal amount of all obligations of the Operating Partnership or any of its Subsidiaries with respect to redemption, repayment or other repurchase of any Disqualified Stock,

•	any lease of property by the Operating Partnership or any of its Subsidiaries as lessee which is reflected on the Operating Partnership’s consolidated balance sheet determined in accordance with GAAP (except that for the purposes hereof, each Subsidiary of the Operating Partnership shall be treated as if such Subsidiary were a subsidiary under GAAP) as a capitalized lease or

•	interest rate swaps, caps or similar agreements and foreign exchange contracts, currency swaps or similar agreements,

to the extent in the case of items of indebtedness set forth above, that any such items (other than letters of credit) would appear as a liability on the Operating Partnership’s consolidated balance sheet determined in accordance with GAAP (except that for the purposes hereof, each Subsidiary of the Operating Partnership shall be treated as if such Subsidiary were a subsidiary under GAAP), and also includes, to the extent not otherwise included, any obligation by the Operating Partnership or any of its Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Indebtedness of another person (other than the Operating Partnership or any of its Subsidiaries) (it being understood that Indebtedness shall be deemed to be incurred by the Operating Partnership or any of its Subsidiaries whenever the Operating Partnership or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof); provided, however, that the term “Indebtedness” shall not include any indebtedness or any other obligation which has been defeased (whether through a covenant defeasance or otherwise) pursuant to the terms of such indebtedness or other obligation or the terms of any instrument creating or evidencing it.

       “Subsidiary” means, with respect to any person, any corporation, partnership or other entity of which a majority of

•	the voting power of the voting equity securities or

•	the outstanding equity interests

are owned, directly or indirectly, by such person.

       For the purposes of this definition, “voting equity securities” means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

       “Total Assets” as of any date means the sum of

•	the Undepreciated Real Estate Assets (as defined below) and

•	all other assets of the Operating Partnership and its Subsidiaries determined in accordance with GAAP (except that for the purposes hereof, each Subsidiary of the Operating Partnership shall be treated as if such Subsidiary were a subsidiary under GAAP), but excluding accounts receivable and intangibles;

provided, however, that the term “Total Assets” shall not include any assets which have been deposited in trust to defease any indebtedness or any other obligation (whether through a covenant defeasance or otherwise) pursuant to the terms of such indebtedness or other obligation or the terms of any instrument creating or evidencing it.

       “Total Unencumbered Assets” means the sum of

•	those Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money and

•	all other assets of the Operating Partnership and its Subsidiaries not subject to an Encumbrance for borrowed money, determined in accordance with GAAP (except that for the purposes hereof, each Subsidiary of the Operating Partnership shall be treated as if such Subsidiary were a subsidiary under GAAP), but excluding accounts receivable and intangibles;

provided, however, that the term “Total Unencumbered Assets” shall not include any assets which have been deposited in trust to defease any indebtedness or any other obligation (whether through a covenant defeasance or other wise) pursuant to the terms of such indebtedness or other obligation or the terms of any instrument creating or evidencing it.

       “Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets of the Operating Partnership and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP (except that for the purposes hereof, each Subsidiary of the Operating Partnership shall be treated as if such Subsidiary were a subsidiary under GAAP).

       “Unsecured Indebtedness” means Indebtedness which is not secured by any Encumbrance upon any of the properties of the Operating Partnership or any of its Subsidiaries.

Events of Default; Notice and Waiver

       The Indenture provides that the following events are “events of default” with respect to the notes:

(1)	default in the payment of any interest on the notes when such interest becomes due and payable that continues for a period of 30 days;

(2)	default in the payment of the principal of, and Make-Whole Amount on, the notes when due and payable;

(3)	default in the performance, or breach, of any other covenant or warranty of the Operating Partnership in the Indenture with respect to the notes and continuance of such default or breach for a period of 60 days after written notice as provided in the Indenture;

(4)	default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Operating Partnership, or by any Subsidiary the repayment of which the Operating Partnership has guaranteed or for which the Operating Partnership is directly responsible or liable as obligor or guarantor, having an aggregate principal amount outstanding of at least $10 million, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after written notice to the Operating Partnership as provided in the Indenture; and

(5)	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership or any significant subsidiary. The term “significant subsidiary” has the meaning ascribed to that term in Regulation S-X promulgated under the Securities Act of 1933, as amended.

       Within 120 days after the close of each fiscal year, the Operating Partnership will be required to deliver to the trustee a certificate, signed by one of several specified officers of FIRT, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof.

Discharge, Defeasance and Covenant Defeasance

       The provisions of Article 14 of the Indenture relating to discharge and covenant defeasance, which are described under “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus, will apply to the notes. Each of the covenants described under “Certain Covenants” herein and “Description of Debt Securities — Certain Covenants” in the accompanying prospectus will be subject to covenant defeasance.

Subsequent Issuances

       The Operating Partnership may from time to time, without the consent of existing note holders, create and issue further notes having the same terms and conditions as any series of the notes in all respects, except that such further notes will have a different issue date and may have a different issue price and date of first payment of interest thereon. Additional notes issued in this manner will be consolidated with and will form a single series with the previously outstanding series of notes.

Governing Law

       The Indenture and the notes will be governed by and will be construed in accordance with the laws of the State of New York.

No Personal Liability

       No past, present or future partner, stockholder, employee, officer or director of the Operating Partnership or any successor thereof shall have any liability for any obligation, covenant or agreement of the Operating Partnership contained under the notes or the Indenture. Each holder of notes by accepting the notes waives and releases all such liability. The waiver and release are part of the consideration for the issue of the notes.

The Trustee

       The Indenture provides that, subject to the duty of the trustee during an Event of Default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless the holders of not less than 25% in principal amount of the notes at the time outstanding shall have made written request to the trustee to institute proceedings in respect of such Event of Default as trustee and such holders shall have offered to the trustee reasonable security or indemnity and the trustee shall not have received from the holders of a majority in principal amount of the notes at the time outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. Subject to certain provisions, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

       We have, from time to time, entered into other transactions with the trustee and may do so in the future.

Book-Entry System

       Except as set forth below, notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The notes will be issued at the closing of this offering only against payment in immediately available funds.

       The notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC, in each case for credit to an account of a direct or indirect participant in DTC as described below.

       Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.”

       The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Operating Partnership takes no responsibility for these operations and procedures and urges investors to contact the system or its participants directly to discuss these matters.

       DTC has advised us as follows:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act;

•	DTC holds securities that its participants (the “Participants”) deposit with DTC and facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	direct Participants include securities brokers and dealers (including the underwriters), trust companies, clearing corporations and other organizations;

•	DTC is owned by a number of its direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.;

•	access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct Participant, either directly or indirectly (collectively, the “Indirect Participants”); and

•	the rules applicable to DTC and its participants are on file with the Commission.

       DTC has also advised the Operating Partnership that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Notes and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

       Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations that are Participants in such system.

       All interests in the Global Notes may be subject to the procedures and requirements of DTC. Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in the Global Notes to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the notes, see “— Exchange of Global Notes for Certificated Notes.”

       Redemption proceeds and payments in respect of the principal of and Make-Whole Amount and interest on the Global Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, in its capacity as the registered holder under the Indenture. DTC’s practice is to credit Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the Operating Partnership or the trustee, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to beneficial owners of notes will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the Operating Partnership or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and payments in respect of the principal of, and interest on, the Global Notes to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Operating Partnership and the trustee, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners of notes shall be the responsibility of Participants and Indirect Participants.

       Payments in respect of the principal of and Make-Whole Amount and interest on the Global Notes registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Operating Partnership and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Operating Partnership, the trustee nor any agent of the Operating Partnership or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

       DTC has advised the Operating Partnership that conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and by Participants and Indirect Participants to beneficial owners of notes will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. DTC has also advised the Operating Partnership that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

       Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

       However, DTC’s ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third-party vendors from whom DTC licenses software and hardware, and third-party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others.

       According to DTC, the foregoing information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

       Exchange of Global Notes for Certificated Notes. Global Notes are exchangeable for definitive notes in registered certificated form (“Certificated Notes”) if:

•	DTC

–	notifies us that it is unwilling or unable to continue as depositary for the Global Notes and we fail to appoint a successor depositary or

–	has ceased to be a clearing agency registered under the Exchange Act;

•	we, at our option, notify the trustee in writing that we elect to cause the issuance of the Certificated Notes; or

•	there shall have occurred and be continuing a Default or Event of Default with respect to the notes.

       In addition, beneficial interests in the Global Notes may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Notes or beneficial interests in the Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

       Exchange of Certificated Notes for Global Notes. Certificated Notes may not be exchanged for beneficial interests in any Global Notes unless the transferor first delivers to the trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Same-Day Settlement and Payment

       Payments in respect of the notes represented by the Global Notes (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Global Notes holder. With respect to notes in certificated form, we will make all payments of principal and interest by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder’s registered address.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

       The following discussion is a summary of certain U.S. federal income tax consequences expected to result from the purchase, ownership and disposition of the notes by holders who acquire the notes pursuant to this offering for cash at the offering price and who hold the notes as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code. This summary is based upon current provisions of the Code, applicable Treasury regulations, judicial authority and administrative rulings and practice, any of which may be altered, possibly with retroactive effect, thereby changing the federal income tax consequences discussed below. There can be no assurance that the IRS will not take a contrary view, and no ruling from the IRS has been or will be sought.

       The U.S. federal income tax treatment of a holder of notes may vary depending upon such holder’s particular situation. Certain holders (including, but not limited to, certain financial institutions, partnerships or other passthrough entities, insurance companies, broker-dealers, expatriates and persons holding the notes as part of a “straddle,” “hedge” or “conversion transaction”) may be subject to special rules not discussed below.

       If an entity treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner will in general depend on the status of the partner and upon the activity of the partnership. If you are a partner of a partnership holding notes, we suggest you consult your own tax advisor.

       PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

       As used herein, the term “U.S. Holder” means a beneficial owner of notes that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States,

•	a corporation created or organized in or under the laws of the United States or of any political subdivision thereof,

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•	a trust

—	if both a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or

—	if such trust was in existence on August 20, 1996, was treated as a U.S. person prior to such date, and has elected to continue to be treated as a U.S. person.

       As used herein, the term “Non-U.S. Holder” means a beneficial owner of notes that is a non-resident alien or a corporation, estate or trust that is not a U.S. Holder.

U.S. Holders

       Payments of Interest. Generally, interest on a note will be taxable to a U.S. Holder as ordinary income at the time it accrues or is received, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

       Sale, Retirement or Other Taxable Disposition. In general, a U.S. Holder of a note will recognize gain or loss upon the sale, retirement or other taxable disposition of such note in an amount equal to the difference between

•	the amount of cash and the fair market value of any property received in exchange therefor (except to the extent attributable to the payment of accrued interest, which generally will be taxable to a U.S. Holder as ordinary income as described above) and

•	the U.S. Holder’s adjusted tax basis in such note.

       A U.S. Holder’s adjusted tax basis in a Note generally will be equal to the price paid for such note. Capital gain recognized by a non-corporate U.S. Holder from the sale of a capital asset that has been held for more than one year generally will be subject to a reduced rate of taxation, whereas capital gain recognized by a non-corporate U.S. Holder from the sale of a capital asset held for one year or less generally will be subject to tax at ordinary income tax rates. Capital gain recognized by a corporate U.S. Holder will be subject to tax at the ordinary income tax rates applicable to corporations regardless of the corporation’s holding period.

Non-U.S. Holders

       Payments of Interest. A Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on payments of interest on a note if such interest is not effectively connected with the conduct of a U.S. trade or business, unless such Non-U.S. Holder owns directly, or by attribution, 10% or more of the capital interests or profits interests of the Operating Partnership or is a controlled foreign corporation related to the Operating Partnership, in which case such interest will be subject to a 30% withholding tax (unless reduced or eliminated by an applicable treaty). To qualify for the exemption from taxation (or the elimination or reduction of the applicable withholding tax under a treaty), the last U.S. payor in the chain of payment prior to payment to a Non-U.S. Holder (the “Withholding Agent”) must have received, before payment, a statement that

•	is signed by the Non-U.S. Holder under penalties of perjury,

•	certifies that the Non-U.S. Holder is not a U.S. Holder and

•	provides the name and address of the Non-U.S. Holder.

       The statement may be made on an IRS Form W-8BEN or a substantially similar form, and the Non-U.S. Holder must inform the Withholding Agent of any change in the information on the statement within 30 days of such change.

       Sale, Retirement or Other Taxable Disposition. A Non-U.S. Holder generally will not be subject to federal income or withholding tax on any amount which constitutes gain upon the sale, retirement or other taxable disposition of a note, unless the gain is effectively connected with the conduct of a U.S. trade or business by the Non-U.S. Holder or, in the case of a Non-U.S. Holder who is an individual, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met. Certain other exceptions may be applicable, and a Non-U.S. Holder should consult its tax advisor in this regard.

       Effectively Connected Income. If interest or other payments received by a Non-U.S. Holder with respect to the notes (including proceeds from a sale, retirement or other taxable disposition of the notes) are effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business, such Non-U.S. Holder will generally be subject to the rules described above for a U.S. Holder (subject to any modification provided under an applicable income tax treaty). Such Non-U.S. Holder may also be subject to the “branch profits tax” if such holder is a corporation.

Backup Withholding

       Certain non-corporate U.S. Holders may be subject to backup withholding and information reporting on payments of principal, Make-Whole Amounts, if any, and interest on, and the proceeds of the disposition of, the notes, if the U.S. Holder:

       • fails to furnish its taxpayer identification number (“TIN”), which, for an individual, would generally be his or her Social Security number,

       • furnishes an incorrect TIN,

       • is notified by the IRS that it is subject to backup withholding because it failed to report payments of interest or dividends or

       • under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding tax for failure to report interest or dividend payments.

       Backup withholding and information reporting generally will not apply to interest payments made to a Non-U.S. Holder of a note who provides the certification described above (in the discussion of the payment of interest to Non-U.S. Holders) or otherwise establishes an exemption from backup withholding. Payments of principal or Make-Whole Amounts, if any, or the proceeds of a disposition of the notes by or through a U.S. office of a broker generally will be subject to backup withholding and information reporting unless the Non-U.S. Holder certifies its status as a Non-U.S. Holder under penalties of perjury or otherwise establishes an exemption. Payments of principal or Make-Whole Amounts, if any, or the proceeds of a disposition of the notes by or through a foreign office of a U.S. broker or foreign broker with certain relationships to the United States generally will be subject to information reporting, but not backup withholding. Payments of principal or Make-Whole Amounts, if any, or the proceeds of a disposition of the notes by or through a non-U.S. related foreign office of a foreign broker will generally not be subject to backup withholding or information reporting.

       Any amounts withheld under the backup withholding rules from a payment to a beneficial owner of a note would be allowed as a refund or a credit against such beneficial owner’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

UNDERWRITING

       Under the terms and subject to the conditions contained in an underwriting agreement dated June 9, 2004, we have agreed to sell to the underwriters named below, for whom Credit Suisse First Boston LLC and Wachovia Capital Markets, LLC are acting as representatives, the following respective principal amounts of notes:

Principal
Amount
Underwriter	of Notes

Credit Suisse First Boston LLC	$43,750,000
Wachovia Capital Markets, LLC	43,750,000
J.P. Morgan Securities Inc.	23,750,000
Deutsche Bank Securities Inc.	6,250,000
Raymond James & Associates, Inc.	2,500,000
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	2,500,000
Commerzbank Capital Markets Corp.	2,500,000

Total	$125,000,000

       The underwriting agreement provides that the underwriters are severally obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated.

       The underwriters propose to offer the notes initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of 0.35% of the principal amount of the notes. The underwriters and selling group members may allow a discount of 0.25% of the principal amount per note on sales to other broker/ dealers. After the initial public offering, the underwriters may change the public offering price and concession and discount to broker/ dealers.

       We estimate that our expenses for this offering will be approximately $200,000.

       The notes are a new issue of securities with no established trading market. One or more of the underwriters intends to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

       We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments which the underwriters may be required to make in that respect.

       In connection with the offering, the underwriters may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act, as described below:

       • Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

       • Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

       These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

       Certain of the underwriters have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. Credit Suisse First Boston LLC, Wachovia Capital Markets, LLC and BB&T Capital Markets, a division of Scott & Stringfellow, Inc., acted as underwriters in connection with the offering of our 50,000 depositary shares, each representing 1/100 of a share of the Series F Preferred Stock, and our 25,000 depositary shares, each representing 1/100 of a share of the Series G Preferred Stock. Wachovia Capital Markets, LLC acted as an initial purchaser in connection with the issuance of our $125,000,000 of 6.42% Notes due 2014 and an affiliate of Wachovia Capital Markets, LLC acted as the initial purchaser in connection with the private placement of our 50,000 depositary shares, each representing 1/100 of a share of the Series H Preferred Stock. Additionally, we may use a portion of the net proceeds from the sale of the notes to repay a portion of the amounts outstanding under our Unsecured Line of Credit currently owed by us to affiliates of Wachovia Capital Markets, LLC and Commerzbank Capital Markets Corp.

       Credit Suisse First Boston LLC will make securities available for distribution on the Internet through a proprietary Web site and/or a third-party system operated by Market Axess Inc., an Internet-based communications technology provider. Market Axess Inc. is providing the system as a conduit for communications between Credit Suisse First Boston LLC and its customers and is not a party to any transactions. We do not believe that Market Axess Inc. will function as an underwriter or agent of the issuer, nor do we believe that Market Axess Inc. will act as a broker for any customer of Credit Suisse First Boston LLC. Market Axess Inc., a registered broker-dealer, will receive compensation from Credit Suisse First Boston LLC based on transactions the underwriter conducts through the system. Credit Suisse First Boston LLC will make securities available to its customers through the Internet distributions, whether made through a proprietary or third-party system, on the same terms as distributions made through other channels.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

       The distribution of the notes in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of the notes are made. Any resale of the notes in Canada must be made under applicable securities laws, which will vary depending on the relevant jurisdiction and may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the notes.

Representation of Purchasers

       By purchasing notes in Canada and accepting a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

       • the purchaser is entitled under applicable provincial securities laws to purchase the notes without the benefit of a prospectus qualified under those securities laws;

       • where required by law, the purchaser is purchasing as principal and not as agent; and

       • the purchaser has reviewed the text above under “— Resale Restrictions.”

Rights of Action

       Under Ontario securities legislation, a purchaser who purchases a security offered by this prospectus supplement and accompanying prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the notes for rescission, in the event that this prospectus supplement and accompanying prospectus contain a misrepresentation. A purchaser will be deemed to have relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the notes. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the notes. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the notes were offered to the purchaser, and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the notes as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provision.

Enforcement of Legal Rights

       All of the issuer’s directors and officers as well as the experts named in this prospectus supplement and accompanying prospectus may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

Taxation and Eligibility for Investment

       Canadian purchasers of notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the notes in their particular circumstances and about the eligibility of the notes for investment by the purchaser under relevant Canadian legislation.

Relationships with Affiliates of Certain Underwriters

       We are in compliance with the terms of the indebtedness owed by us to affiliates of Wachovia Capital Markets, LLC and Commerzbank Capital Markets Corp. The decision of Wachovia Capital Markets, LLC and Commerzbank Capital Markets Corp. to distribute the notes was not influenced by their affiliates that are our lenders and such affiliates had no involvement in determining whether or when to distribute the notes under this offering or the terms of this offering. Wachovia Capital Markets, LLC and Commerzbank Capital Markets Corp. will not receive any benefit from this offering other than the underwriting discounts and commissions paid by us. We may use a portion of the net proceeds from the sale of the notes to repay a portion of the amounts outstanding under our Unsecured Line of Credit owed by us to affiliates of Wachovia Capital Markets, LLC and Commerzbank Capital Markets Corp.

INCORPORATION BY REFERENCE

      The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus and more recent information automatically updates and supersedes more dated information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

LEGAL MATTERS

      Certain legal matters with regard to the offering will be passed upon for us by Cahill Gordon & Reindel LLP, New York, New York, and for the underwriters by Clifford Chance US LLP, New York, New York. Cahill Gordon & Reindel LLP and Clifford Chance US LLP will rely as to all matters of Maryland law on the opinion of McGuireWoods LLP, Baltimore, Maryland.

EXPERTS

      The financial statements of FIRT as of December 31, 2003 and 2002 and for the three years ended December 31, 2003 and the financial statements of the Operating Partnership as of December 31, 2003 and 2002 and for the three years ended December 31, 2003, incorporated by reference in this prospectus supplement and the accompanying prospectus, have been audited by PricewaterhouseCoopers LLP, independent registered public accountants, as stated in their reports incorporated herein.

PROSPECTUS
$1,089,165,320
First Industrial Realty Trust, Inc.
and
First Industrial, L.P.

                First Industrial Realty Trust, Inc. may offer the following securities for sale through this prospectus from time to time:

•	shares of common stock;

•	shares of preferred stock; and

•	shares of preferred stock represented by depositary shares.

      First Industrial, L.P., the operating partnership of First Industrial Realty Trust, Inc., may offer up to $400,000,000 of unsecured non-convertible investment grade debt securities for sale through this prospectus from time to time.

      We will provide the specific terms of the securities that we are offering in one or more supplements to this prospectus. Any supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before investing in our securities. The aggregate of the offering prices of securities covered by this prospectus will not exceed $1,089,165,320.

      We may sell offered securities through agents, to or through underwriters or through dealers, directly by us to purchasers or through a combination of these methods of sale. See “Plan of Distribution” for more information.

      The common stock of First Industrial Realty Trust, Inc. is listed on the New York Stock Exchange under the symbol “FR.”

      This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

       Investing in the Securities of First Industrial Realty Trust, Inc. or First Industrial, L.P. involves risks that are described in the “Risk Factors” section beginning on page 5 of this prospectus.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 23, 2001.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement First Industrial Realty Trust, Inc. and First Industrial, L.P. filed with the Securities and Exchange Commission utilizing the “shelf” registration process, relating to the common stock, preferred stock, depositary shares and debt securities described in this prospectus. Under this shelf process, First Industrial Realty Trust, Inc. and First Industrial, L.P. may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,089,165,320.

      This prospectus provides you with a general description of the securities First Industrial Realty Trust, Inc. and First Industrial, L.P. may offer. Each time First Industrial Realty Trust, Inc. or First Industrial, L.P. sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

      In this prospectus, the terms “we” and “our” refer to First Industrial Realty Trust, Inc. and its subsidiaries, including First Industrial, L.P., unless the context otherwise requires. The term “Operating Partnership” refers to First Industrial, L.P.

FIRST INDUSTRIAL REALTY TRUST, INC. AND FIRST INDUSTRIAL, L.P.

      First Industrial Realty Trust, Inc. is a real estate investment trust, or “REIT,” subject to Sections 856 through 860 of the Internal Revenue Code of 1986. First Industrial Realty Trust, Inc. and its consolidated partnerships, corporations and limited liability companies are a self-administered and fully integrated real estate company which owns, manages, acquires, sells and develops industrial real estate.

      As of March 31, 2001, our portfolio consisted of the following types of properties:

•	509 light industrial properties —

Light industrial properties generally are of less than 100,000 square feet, have a ceiling height of 16 to 21 feet, are comprised of 5% - 50% office space, contain less than 50% of manufacturing space and have a land use ratio of 4:1. The land use ratio is the ratio of the total property area to that not occupied by the building.

•	160 bulk warehouse properties —

Bulk warehouse buildings generally are of more than 100,000 square feet, have a ceiling height of at least 22 feet, are comprised of 5% -15% office space, contain less than 25% of manufacturing space and have a land use ratio of 2:1.

•	170 R&D/flex properties —

R&D/flex buildings generally are of less than 100,000 square feet, have a ceiling height of less than 16 feet, are comprised of 50% or more of office space, contain less than 25% of manufacturing space and have a land use ratio of 4:1.

•	87 regional warehouse properties —

Regional warehouses generally are of less than 100,000 square feet, have a ceiling height of at least 22 feet, are comprised of 5% - 15% of office space, contain less than 25% of manufacturing space and have a land use ratio of 2:1.

•	42 manufacturing properties —

Manufacturing properties are a diverse category of buildings that generally have a ceiling height of 10 - 18 feet, are comprised of 5% - 15% of office space, contain more than 50% of manufacturing space and have a land use ratio of 4:1.

These properties contain approximately 68.2 million square feet of gross leasable area located in 25 states.

      Our interests in our properties and land parcels are held through partnerships, corporations and limited liability companies controlled by First Industrial Realty Trust, Inc., including the Operating Partnership, of which First Industrial Realty Trust, Inc. is the sole general partner. As of March 31, 2001 First Industrial Realty Trust, Inc. held approximately 84.3% of the outstanding limited partnership units of the Operating Partnership. At that date, approximately 15.7% of the outstanding limited partnership units were held by outside investors, including certain members of the management of First Industrial Realty Trust, Inc. Each limited partnership unit, other than those held by First Industrial Realty Trust, Inc., may be exchanged for one share of First Industrial Realty Trust, Inc. common stock, subject to adjustments. Upon each exchange, the number of limited partnership units held by First Industrial Realty Trust, Inc., and its ownership percentage of the Operating Partnership, increases. First Industrial Realty Trust, Inc. also owns a preferred general partnership interest in the Operating Partnership with an aggregate liquidation priority of $350.0 million.

      We utilize an operating approach that combines the effectiveness of decentralized, locally based property management, acquisition, sales and development functions with the cost efficiencies of centralized acquisition, sales and development support, capital markets expertise, asset management and fiscal control systems. At March 31, 2001, we had 285 employees.

      We have grown and will seek to continue to grow through the development of industrial properties and acquisition of additional industrial properties.

      Our fundamental business objective is to maximize the total return to the stockholders of First Industrial Realty Trust, Inc. and the partners of First Industrial, L.P. through increases in per share and per unit distributions, respectively, and increases in the value of our properties and operations.

      First Industrial Realty Trust, Inc. is a Maryland corporation organized on August 10, 1993, and which completed its initial public offering in June 1994. The Operating Partnership is a Delaware limited partnership organized in November 1993. Our principal executive offices are located at 311 S. Wacker Drive, Suite 4000, Chicago, Illinois 60606, telephone number (312) 344-4300.

RISK FACTORS

Forward-looking statements may prove inaccurate.

      Your investment in any of our securities will involve certain risks. For example, there is the risk that an investment in any of our securities will result in a loss. You should carefully consider the following discussion of risks before deciding whether an investment in any of our securities is suitable for you. We make statements in this prospectus and the documents we incorporate by reference that are not based on historical facts including statements regarding, among other items:

•	the condition of the real estate market;

•	legislative or regulatory changes affecting the real estate market;

•	legislative or regulatory changes affecting the taxation of REITs;

•	availability of capital;

•	interest rates;

•	competition;

•	supply and demand for industrial properties in our current and proposed market areas; and

•	general accounting principles, policies and guidelines applicable to REITs.

      Sometimes these statements will contain words such as “believes,” “expects,” “intends,” “plans” and other similar words. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we anticipate. These risks, uncertainties and factors include those discussed below and those set forth elsewhere in this prospectus and in the documents we incorporate by reference, including the 2000 Annual Reports on Form 10-K/ A No. 1 of each of First Industrial Realty Trust, Inc. and the Operating Partnership.

Real estate investments’ value fluctuates depending on conditions in the general economy and the real estate business. These conditions may also limit our revenues and available cash.

      The factors that affect the value of our real estate and the revenues we derive from our properties include, among other things:

•	general economic climate;

•	local conditions such as oversupply or a reduction in demand in the area;

•	the attractiveness of the properties to tenants;

•	tenant defaults;

•	zoning or other regulatory restrictions;

•	competition from other available real estate;

•	our ability to provide adequate maintenance and insurance; and

•	increased operating costs, including insurance premiums and real estate taxes.

Many real estate costs are fixed, even if income from our properties decreases.

      Our financial results depend on leasing space in our real estate properties to tenants on terms favorable to us. In addition, because greater than 90% of our gross revenues come from rentals of real property, our income and funds available for distribution to our stockholders will decrease if a significant number of our tenants cannot pay their rent. If a tenant does not pay its rent, we might not be able to enforce our rights as landlord without delays and we might incur substantial legal costs.

      Our income may also be reduced if tenants are unable to pay rent or we are unable to rent properties on favorable terms. Costs associated with real estate investment, such as real estate taxes and maintenance costs, generally are not reduced when circumstances cause a reduction in income from the investment.

We may be unable to sell properties when appropriate because real estate investments are illiquid.

      Real estate investments generally cannot be sold quickly and, therefore, will tend to limit our ability to vary our property portfolio promptly in response to changes in economic or other conditions. The inability to respond promptly to changes in the performance of our property portfolio could adversely affect our financial condition and ability to service debt and make distributions to our stockholders.

We may be unable to renew leases or find other lessees.

      We are subject to the risks that, upon expiration, leases may not be renewed, the space subject to such leases may not be relet or the terms of renewal or reletting, including the cost of required renovations, may be less favorable than expiring lease terms. If we were unable to promptly renew a significant number of expiring leases or to promptly relet the space covered by such leases, or if the rental rates upon renewal or reletting were significantly lower than the then current rates, our cash funds from operations and ability to make expected distributions to stockholders might be adversely affected. As of March 31, 2001, leases with respect to approximately 10.6 million, 11.1 million and 11.5 million square feet, representing 17%, 17% and 18%, of gross leasable area expire in the remainder of 2001, 2002 and 2003, respectively.

We may incur unanticipated costs and liabilities due to environmental problems.

      Under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of clean-up of certain conditions relating to the presence of hazardous or toxic materials on, in or emanating from the property, and any related damages to natural resources. Environmental laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous or toxic materials. The presence of such materials, or the failure to address those conditions properly, may adversely affect the ability to rent or sell the property or to borrow using the property as collateral. Persons who dispose of or arrange for the disposal or treatment of hazardous or toxic materials may also be liable for the costs of clean-up of such materials, or for related natural resource damages, at or from an off-site disposal or treatment facility, whether or not the facility is owned or operated by those persons. No assurance can be given that existing environmental assessments with respect to any of our properties reveal all environmental liabilities, that any prior owner or operator of any of the properties did not create any material environmental condition not known to us or that a material environmental condition does not otherwise exist as to any of our properties.

First Industrial Realty Trust, Inc. might fail to qualify or remain qualified as a REIT.

      First Industrial Realty Trust, Inc. intends to operate so as to qualify as a REIT under the Internal Revenue Code of 1986. Although we believe that First Industrial Realty Trust, Inc. is organized and will operate in a manner so as to qualify as a REIT, qualification as a REIT involves the satisfaction of numerous requirements, some of which must be met on a recurring basis. These requirements are established under highly technical and complex Code provisions of which there are only limited judicial or administrative interpretations, and involve the determination of various factual matters and circumstances not entirely within our control. If First Industrial Realty Trust, Inc. were to fail to qualify as a REIT in any taxable year, First Industrial Realty Trust, Inc. would be subject to federal income tax, including any applicable alternative minimum tax, on First Industrial Realty Trust, Inc.’s taxable income at corporate rates. This could result in a discontinuation or substantial reduction in dividends to stockholders. Unless entitled to relief under certain statutory provisions, First Industrial Realty Trust, Inc. also would be disqualified from treatment as a REIT for the four taxable years that follow. See “Federal Income Tax Considerations.”

The REIT distribution requirements may require us to turn to external financing sources.

      First Industrial Realty Trust, Inc. could, in certain instances, have taxable income without sufficient cash to enable First Industrial Realty Trust, Inc. to meet the distribution requirements of the REIT provisions of the Code. In that situation, we could be required to borrow funds or sell properties on adverse terms in order to meet those distribution requirements. In addition, because First Industrial Realty Trust, Inc. must distribute to its stockholders at least 90% of our REIT taxable income each year, our ability to accumulate capital may be limited. Thus, in connection with future acquisitions, First Industrial Realty Trust, Inc. may be more dependent on outside sources of financing, such as debt financing or issuances of additional capital stock, which may or may not be available on favorable terms. Additional debt financings may substantially increase our leverage and additional equity offerings may result in substantial dilution of stockholders’ interests. See “Federal Income Tax Considerations.”

There are restrictions on the transfer of our common stock.

      To maintain First Industrial Realty Trust, Inc.’s qualification as a REIT under the Code, no more than 50% in value of our outstanding capital stock may be owned, actually or by attribution, by five or fewer individuals, as defined in the Code to include certain entities, during the last half of a taxable year. Accordingly, First Industrial Realty Trust, Inc.’s articles of incorporation contain provisions restricting the ownership and transfer of our capital stock. See “Restrictions on Transfers of Capital Stock.”

Debt financing and the degree of leverage could reduce our cash flow.

      Where possible, we intend to continue to use leverage to increase the rate of return on our investments and to allow us to make more investments than we otherwise could. Our use of leverage presents an additional element of risk in the event that the cash flow from our properties is insufficient to meet both debt payment obligations and the distribution requirements of the REIT provisions of the Code.

Cross-collateralization of mortgage loans could result in foreclosure on substantially all of our properties if we are unable to service our indebtedness.

      If the Operating Partnership determines to obtain additional debt financing in the future, it may do so through mortgages on some or all of its properties. These mortgages may be on recourse, non-recourse or cross-collateralized bases. Cross-collateralization makes all of the subject properties available to the lender in order to satisfy our debt. Holders of indebtedness that is so secured will have a claim against these properties and to the extent indebtedness is cross-collateralized, lenders may seek to foreclose upon properties that are not the primary collateral for their loan, which may, in turn, result in acceleration of other indebtedness secured by properties. Foreclosure of properties would result in a loss of income and asset value to First Industrial, L.P. and First Industrial Realty Trust, Inc., making it difficult for us to meet both debt payment obligations and the distribution requirements of the REIT provisions of the Code. As of March 31, 2001, none of our current indebtedness was cross-collateralized.

We may have to make lump-sum payments on our existing indebtedness.

      We are required to make lump-sum or “balloon” payments under the terms of some of our indebtedness, including the Operating Partnership’s:

•	$200 million aggregate principal amount of 7.60% Notes due 2028 (the “2028 Notes”)

•	$100 million aggregate principal amount of 7.15% Notes due 2027 (the “2027 Notes”)

The holders of the 2027 Notes have the right to require First Industrial Realty Trust, Inc. to redeem through the Operating Partnership the 2027 Notes, in whole or in part, on May 15, 2002.

•	$100 million aggregate principal amount of 7.50% Notes due 2017 (the “2017 Notes”)

•	$100 million aggregate principal amount of 7 3/8% Notes due 2011 (the “Trust Notes”)

The trust to which the Trust Notes were issued must exercise its right to require First Industrial Realty Trust, Inc., through the Operating Partnership, to redeem the Trust Notes on May 15, 2004 if the holder of a call option with respect to the Trust Notes fails to give written notice on or before May 1, 2004 that it intends to exercise such option.

•	$200 million aggregate principal amount of our 7.375% Notes due 2011 (the “2011 Notes”)

•	$150 million aggregate principal amount of 7.60% Notes due 2007 (the “2007 Notes”)

•	$150 million aggregate principal amount of 7.0% Notes due 2006 (the “2006 Notes”)

•	$50 million aggregate principal amount of 6.90% Notes due 2005 (the “2005 Notes”)

and

•	a $300 million unsecured revolving credit facility (the “Acquisition Facility”) under which First Industrial Realty Trust, Inc., through the Operating Partnership, may borrow to finance the acquisition of additional properties and for other corporate purposes, including working capital.

The Acquisition Facility provides for the repayment of principal in a lump-sum or “balloon” payment at maturity in 2003. Under the Acquisition Facility, the Operating Partnership has the right, subject to certain conditions, to increase the aggregate commitment under the Acquisition Facility by up to $100 million. As of March 31, 2001, $9.3 million was outstanding under the Acquisition Facility at a weighted average interest rate of 6.1%.

      Our ability to make required payments of principal on outstanding indebtedness, whether at maturity or otherwise, may depend on our ability either to refinance the applicable indebtedness or to sell properties. We have no commitments to refinance the 2005 Notes, the 2006 Notes, the 2007 Notes, the 2011 Notes, the Trust Notes, the 2017 Notes, the 2027 Notes, the 2028 Notes or the Acquisition Facility. Some of the existing debt obligations, other than those discussed above, of First Industrial Realty Trust, Inc., through the Operating Partnership, are secured by our properties, and therefore such obligations will permit the lender to foreclose on those properties in the event of a default.

There is no limitation on debt in our organizational documents.

      We currently have a policy of maintaining a ratio of debt to total market capitalization of 50% or less. We compute that percentage by calculating our total consolidated debt as a percentage of the aggregate market value of all outstanding shares of our common stock, assuming the exchange of all limited partnership units of the Operating Partnership for common stock, plus the aggregate stated value of all outstanding shares of preferred stock and total consolidated debt. We also currently have a policy of maintaining a coverage ratio of at least 2.0:1. We calculate the coverage ratio as total revenues minus property expenses and general and administrative expenses divided by interest expense and dividends on preferred stock.

      As of March 31, 2001, our ratio of debt to our total market capitalization was 40.3% and for the twelve months ended March 31, 2001 our coverage ratio was 2.22:1. The organizational documents of First Industrial Realty Trust, Inc., however, do not contain any limitation on the amount or percentage of indebtedness we may incur and our Board of Directors has the power to alter the current policy. In addition, except as set forth in a supplemental indenture and described in a prospectus supplement for any offering of debt securities, the indenture governing our debt securities does not limit our ability to incur indebtedness. Accordingly, we could become more highly leveraged, resulting in an increase in debt service that could adversely affect our ability to make expected distributions to stockholders and in an increased risk of default on our obligations.

      Except as may be contained in a supplemental indenture and described in a prospectus supplement at the time of any offering of debt securities, the indenture governing our debt securities does not protect our debt security holders in the event of a highly leveraged transaction or a change in control of First Industrial Realty Trust, Inc. or First Industrial, L.P.

Rising interest rates on our Acquisition Facility could decrease our available cash.

      Our Acquisition Facility bears interest at a floating rate. As of March 31, 2001, our Acquisition Facility had an outstanding balance of $9.3 million at a weighted average interest rate of 6.1%. Currently, our Acquisition Facility bears interest at the Prime Rate or at the London Interbank Offering Rate plus .80%. Based on an outstanding balance on our Acquisition Facility as of March 31, 2001, a 10% increase in interest rates would increase interest expense by $.1 million on an annual basis. Increases in the interest rate payable on balances outstanding under the Acquisition Facility would decrease our cash available for distribution to stockholders.

The charter documents of First Industrial Realty Trust, Inc. may hinder attempts to acquire us or have anti-takeover effects.

      Provisions of the articles of incorporation of First Industrial Realty Trust, Inc. may have the effect of delaying, deferring or preventing a third party from making an acquisition proposal for First Industrial Realty Trust, Inc. and thus inhibit a change in control, thereby limiting the opportunity for First Industrial Realty Trust, Inc.’s stockholders to receive a premium for their common stock. Those provisions include:

•	the requirement that not less than two-thirds of all of the votes entitled to be cast on the matter are required to amend the articles of incorporation of First Industrial Realty Trust, Inc; and

•	a prohibition on any holder owning more than 9.9% in value of the capital stock of First Industrial Realty Trust, Inc.

The bylaws of First Industrial Realty Trust, Inc. include a provision whereby stockholder notice is required prior to any stockholder nomination of a director. See “Description of Preferred Stock — General,” “Certain Provisions of Maryland Law and the First Industrial Realty Trust, Inc. Articles of Incorporation and Bylaws” and “Restrictions on Transfers of Capital Stock.”

      The terms of our junior participating preferred stock are anti-takeover in nature. In the event of any merger, consolidation, combination or other transaction in which shares of common stock of First Industrial Realty Trust, Inc. are exchanged for or changed into other stock or securities, cash and/or other property, each share of First Industrial Realty Trust, Inc. junior participating preferred stock will be entitled to receive 100 times the aggregate amount of stock, securities, cash and/or other property, into which or for which each share of First Industrial Realty Trust, Inc. common stock is changed or exchanged, subject to certain adjustments. See “Description of Common Stock — Shareholder Rights Plan.”

The provisions of First Industrial Realty Trust, Inc.’s preferred stock may hinder attempts to acquire us.

      Under the articles of incorporation of First Industrial Realty Trust, Inc., First Industrial Realty Trust, Inc. has authority to issue up to 10,000,000 shares of preferred stock on such terms as may be authorized by First Industrial Realty Trust, Inc.’s board of directors. The following amounts were outstanding on June 1, 2001:

•	40,000 shares of Series B preferred stock

•	20,000 shares of Series C preferred stock

•	50,000 shares of Series D preferred stock, and

•	30,000 shares of Series E preferred stock.

      The terms of the preferred stock could delay, deter or prevent a change in control or other transaction that might involve a premium price or otherwise be in the best interest of First Industrial Realty Trust, Inc.’s stockholders. The board of directors has also reserved 1,000,000 shares of our junior participating preferred stock for issuance under a shareholder rights plan adopted by First Industrial Realty Trust, Inc.’s board of directors. The terms of the shareholder rights plan could delay, deter or prevent a change in control or other transaction that might involve a premium price or otherwise be in the best interest of First Industrial Realty Trust, Inc.’s stockholders. See “Description of Common Stock — Shareholders Rights Plan.”

Maryland law provisions may hinder attempts to acquire First Industrial Realty Trust, Inc.

      Under the Maryland General Corporation Law, as applicable to Maryland corporate REITs, specified “business combinations” between a Maryland REIT, such as First Industrial Realty Trust, Inc., and any person who beneficially owns 10% or more of the voting power of the corporation’s shares (an “Interested Stockholder”) or, in certain circumstances, an associate or an affiliate of the Interested Stockholder, are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Business combinations for the purposes of the preceding sentence are defined by the MGCL to include specified mergers, consolidations, share exchanges and asset transfers, some issuances and reclassifications of equity securities, the adoption of a plan of liquidation or dissolution or the receipt by an Interested Stockholder or its affiliate of any loan advance, guarantee, pledge or other financial assistance or tax advantage provided by First Industrial Realty Trust, Inc. After the five-year period, any such business combination must be recommended by the board of directors and approved by two super-majority stockholder votes unless, among other conditions, the corporation’s common stockholders receive a minimum price, as defined in the MGCL, for their shares, in cash or in the same form as previously paid by the Interested Stockholder for its shares. The provisions of the MGCL do not apply to business combinations that are approved or exempted by the board of directors prior to the time that the Interested Stockholder becomes an Interested Stockholder.

      First Industrial Realty Trust, Inc.’s articles of incorporation exempt from the business combination provisions of the MGCL any business combination in which there is no Interested Stockholder other than Jay H. Shidler, Chairman of our Board of Directors, or any entity controlled by Mr. Shidler, unless Mr. Shidler is an Interested Stockholder without taking into account Mr. Shidler’s ownership of shares of First Industrial Realty Trust, Inc.’s common stock and the right to acquire shares of common stock in an aggregate amount which does not exceed the number of shares that Mr. Shidler owned and had the right to acquire, including through the exchange of limited partnership units of First Industrial, L.P., at the time of the consummation of First Industrial Realty Trust, Inc.’s initial public offering.

      As a result, Mr. Shidler and entities controlled by him may enter into business combinations with First Industrial Realty Trust, Inc. that may not be in the best interest of its stockholders. With respect to business combinations with any other persons, the business combination provisions of the MGCL may delay, deter or prevent a change in control of First Industrial Realty Trust, Inc. that might involve a premium price or otherwise be in the best interest of stockholders.

      The MGCL provides that “control shares” of a Maryland REIT acquired in a control share acquisition have no voting rights, except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers of the corporation and by employees who are also directors of the corporation. “Control shares” are defined as voting shares of stock or beneficial interests that entitle their holder to one of several specified ranges of voting power in elections of directors. If voting rights with respect to control shares have not been approved at a meeting of stockholders, then, subject to certain conditions and limitations, the issuer may redeem any or all of such control shares for fair value. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. First Industrial Realty Trust, Inc.’s bylaws contain a provision exempting any and all acquisitions of shares of First Industrial Realty Trust, Inc.’s capital stock from the control share provisions of the MGCL. There can be no assurance that this provision will not be amended or eliminated in the future.

The composition of First Industrial Realty Trust, Inc.’s board of directors could hinder a change in control.

      First Industrial Realty Trust, Inc.’s directors are divided into three classes by its articles of incorporation, with terms expiring over a three-year period. The classified board provision could make it more difficult and time-consuming to remove the incumbent directors and may delay, deter or prevent a change in control of First Industrial Realty Trust, Inc. that might involve a premium price or otherwise be in the best interest of stockholders.

Some of First Industrial Realty Trust, Inc.’s officers and directors may have interests opposed to us with respect to certain transactions because they may suffer adverse tax consequences.

      Some of the officers and directors of First Industrial Realty Trust, Inc. own limited partnership units of the Operating Partnership, which may be exchanged for shares of common stock. As of March 31, 2001, those officers and directors include Jay H. Shidler, Chairman of the Board of Directors of First Industrial Realty Trust, Inc., Michael W. Brennan, President and Chief Executive Officer and a Director of First Industrial Realty Trust, Inc., Johannson L. Yap, Chief Investment Officer of First Industrial Realty Trust, Inc., Michael G. Damone, Director of Strategic Planning and a Director of First Industrial Realty Trust, Inc., Timothy E. Gudim, a Managing Director of First Industrial Realty Trust, Inc., Timothy J. Donohue, Senior Vice President — IIS of First Industrial Realty Trust, Inc., Gregory S. Downs, a Senior Regional Director of First Industrial Realty Trust, Inc. and Kevin Smith, a Senior Regional Director of First Industrial Realty Trust, Inc. Prior to the exchange of units for common stock, the officers and directors who own limited partnership units may suffer different and more adverse tax consequences than holders of common stock upon the sale of certain of our properties, the refinancing of debt associated with those properties or in connection with a proposed tender offer or merger involving us. Therefore, those individuals and First Industrial Realty Trust, Inc., as partners in the Operating Partnership, may have different objectives regarding the appropriate terms of any such transaction.

RATIOS OF EARNINGS TO FIXED CHARGES

      The Company’s ratios of earnings to fixed charges plus preferred dividend requirements for the three months ended March 31, 2001 and for the years ended December 31, 2000, 1999, 1998, 1997 and 1996 were 1.51x, 1.54x, 1.62x, 1.43x, 1.81x and 1.88x, respectively. The Operating Partnership’s ratios of earnings to fixed charges for the three months ended March 31, 2001 and for the years ended December 31, 2000, 1999, 1998, 1997 and 1996 were 2.11x, 2.13x, 2.44x, 2.08x, 3.12x and 6.96x, respectively.

      For purposes of computing the ratios of earnings to fixed charges, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income from operations before income allocated to minority interest. Fixed charges consist of interest cost, whether expensed or capitalized, and amortization of interest rate protection agreements and deferred financing costs.

USE OF PROCEEDS

      Unless otherwise described in the applicable prospectus supplement, First Industrial Realty Trust, Inc. and the Operating Partnership intend to use the net proceeds from the sale of securities offered by this prospectus and the applicable prospectus supplement for general corporate purposes, which may include the acquisition of additional properties, the repayment of outstanding debt, the redemption of First Industrial Realty Trust, Inc.’s preferred stock or the improvement of certain properties already in First Industrial Realty Trust, Inc.’s portfolio. Any proceeds from the sale of common stock, preferred stock or depositary shares by First Industrial Realty Trust, Inc. will be invested in the Operating Partnership, which will use the proceeds for the same purposes.

PLAN OF DISTRIBUTION

      First Industrial Realty Trust, Inc. and/or the Operating Partnership may sell offered securities in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly by us to purchasers; or

•	through a combination of these methods of sale.

      The prospectus supplement relating to the offered securities will set forth the terms of the offering and of the offered securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to First Industrial Realty Trust, Inc. and/or the Operating Partnership from such sale;

•	any underwriting discounts and commission or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

      Offers to purchase offered securities may be solicited by agents designated by First Industrial Realty Trust, Inc. and/or the Operating Partnership from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by First Industrial Realty Trust, Inc. and/or the Operating Partnership to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the offered securities so offered and sold.

      If offered securities are sold by means of an underwritten offering, First Industrial Realty Trust, Inc. and/or the Operating Partnership will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased.

      First Industrial Realty Trust, Inc. and/or the Operating Partnership may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions, as may be set forth in the prospectus supplement relating thereto. If First Industrial Realty Trust, Inc. and/or the Operating Partnership grant any over-allotment option, the terms of the over-allotment option will be set forth in the prospectus supplement relating to the offered securities.

      If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, First Industrial Realty Trust, Inc. and/or the Operating Partnership will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

      Offers to purchase offered securities may be solicited directly by First Industrial Realty Trust, Inc. and/or the Operating Partnership and the sale may be made by First Industrial Realty Trust, Inc. and/or the Operating Partnership directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

      Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for First Industrial Realty Trust, Inc. and/or the Operating Partnership. Any remarketing firm will be identified and the terms of its agreements, if any, with First Industrial Realty Trust, Inc. and/or the Operating Partnership and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

      Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with First Industrial Realty Trust, Inc. and/or the Operating Partnership to indemnification by First Industrial Realty Trust, Inc. and/or the Operating Partnership against certain civil liabilities, including liabilities under the Securities Act, that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters, dealers or remarketing firms may be required to make. The terms of any such indemnification or contribution will be described in the related prospectus supplement.

      If so indicated in the prospectus supplement, First Industrial Realty Trust, Inc. and/or the Operating Partnership will authorize underwriters or other persons acting as agents to solicit offers by certain institutions to purchase offered securities from First Industrial Realty Trust, Inc. and/or the Operating Partnership, pursuant to contracts providing for payments and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by First Industrial Realty Trust, Inc. and/or the Operating Partnership. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

      Each series of offered securities will be a new issue and, other than the common stock of First Industrial Realty Trust, Inc., which is listed on the NYSE, will have no established trading market. First Industrial Realty Trust, Inc. and/or the Operating Partnership may elect to list any series of offered securities on an exchange or automated quotation system, and in the case of the common stock of First Industrial Realty Trust, Inc., on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, First Industrial Realty Trust, Inc. and/or the Operating Partnership will not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

      Underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, First Industrial Realty Trust, Inc. and/or the Operating Partnership and their subsidiaries in the ordinary course of business.

DESCRIPTION OF DEBT SECURITIES

      The debt securities will be issued under an indenture, dated as of May 13, 1997, between the Operating Partnership and U.S. Bank Trust National Association (formerly known as First Trust National Association), as trustee, which has been incorporated by reference as an exhibit to the Registration Statement of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The statements made under this heading relating to the debt securities and the indenture are summaries only, do not purport to be complete and are qualified in their entirety by reference to the indenture and the debt securities. All material terms of the debt securities and the indenture, other than those disclosed in the applicable prospectus supplement, are described in this prospectus.

      The debt securities to be offered under this prospectus and in any applicable prospectus supplement will be “investment grade” securities, meaning that at the time of the offering of the debt securities, at least one nationally recognized statistical rating organization, as defined in the Exchange Act, will have rated the debt securities in one of its generic rating categories that signifies investment grade. Typically the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grades. An investment grade rating is not a recommendation to buy, sell or hold securities, is subject to revision or withdrawal at any time by the assigning entity and should be evaluated independently of any other rating.

Terms

      General. The debt securities will be direct unsecured obligations of the Operating Partnership. The indebtedness represented by the debt securities will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership. No partner, whether limited or general, including First Industrial Realty Trust, of the Operating Partnership has any obligation for the payment of principal of, or premium, if any, or interest, if any, on, or any other amount with respect to, the debt securities. The particular terms of the debt securities offered by a prospectus supplement, including any applicable federal income tax considerations, will be described in the applicable prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus and in the indenture. For a description of the terms of any series of debt securities, you should read both the prospectus supplement relating to the debt securities and the description of the debt securities in this prospectus.

      Except as set forth in any prospectus supplement, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time by the Operating Partnership or as set forth in the indenture or in one or more indentures supplemental to the indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.

      The indenture provides that the Operating Partnership may, but need not, designate more than one trustee, each with respect to one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee. In that event and except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

      The following summaries set forth general terms and provisions of the indenture and the debt securities. The prospectus supplement relating to the applicable series of debt securities will contain further terms of the debt securities, including the following specific terms:

•	The title of the debt securities;

•	The aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	The price, expressed as a percentage of the principal amount thereof, at which the debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of maturity;

•	The date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	The rate or rates, which may be fixed or variable, or the method by which the rate or rates shall be determined, at which the debt securities will bear interest, if any;

•	The date or dates, or the method for determining the date or dates, from which any interest will accrue, the dates on which any interest will be payable, the record dates for interest payment dates, or the method by which the dates shall be determined, the persons to whom the interest will be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

•	The place or places where the principal of, and premium or make-whole amount, if any, and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Operating Partnership in respect of the debt securities and the indenture may be served;

•	The period or periods, if any, within which, the price or prices at which, and the other terms and conditions upon which, the debt securities may, under any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at the option of the Operating Partnership;

•	The obligation, if any, of the Operating Partnership to redeem, repay or purchase the debt securities under any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which, the debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

•	If other than U.S. dollars, the currency or currencies in which the debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

•	Whether the amount of payments of principal of, and premium or make-whole amount, if any, including any amount due upon redemption, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies, and the manner in which such amounts shall be determined;

•	Whether the principal of, and premium or make-whole amount, if any, or interest on the debt securities of the series are to be payable, at the election of the Operating Partnership or a holder of debt securities, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, that election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are to be so payable;

•	Provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of such events as may be specified;

•	Any deletions from, modifications of or additions to the events of default or covenants of the Operating Partnership with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

•	Whether and under what circumstances the Operating Partnership will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem the debt securities in lieu of making such payment;

•	Whether debt securities of the series are to be issuable as registered securities, bearer securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of bearer securities and the terms upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa, if permitted by applicable laws and regulations, whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the indenture, and, if registered securities of the series are to be issuable as a global security, the identity of the depository for such series;

•	The date as of which any bearer securities of the series and any temporary global security representing outstanding debt securities of the series shall be dated if other than the date of original issuance of the first security of the series to be issued;

•	The person to whom any interest on any registered security of the series shall be payable, if other than the person in whose name that security, or one or more predecessor securities, is registered at the close of business on the regular record date for such interest, the manner in which, or the person to whom, any interest on any bearer security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global security on an interest payment date will be paid if other than in the manner provided in the indenture;

•	Whether the debt securities will be issued in certificated or book entry form;

•	The applicability, if any, of the defeasance and covenant defeasance provisions of the indenture to the debt securities of the series;

•	If the debt securities of the series are to be issuable in definitive form, whether upon original issue or upon exchange of a temporary Security of the series, only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of the certificates, documents or conditions; and

•	Any other terms of the series, which terms shall not be inconsistent with the provisions of the indenture.

      If so provided in the applicable prospectus supplement, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, all material U.S. federal income tax, accounting and other considerations applicable to such original issue discount securities will be described in the applicable prospectus supplement.

      Except as may be set forth in any prospectus supplement, the indenture does not contain any provisions that would limit the ability of the Operating Partnership to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving the Operating Partnership or in the event of a change of control. Restrictions on ownership and transfers of the common stock and preferred stock of First Industrial Realty Trust, Inc. are designed to preserve First Industrial Realty Trust, Inc.’s status as a REIT and, therefore, may act to prevent or hinder a change of control. See “Restrictions on Transfers of Capital Stock.” Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of, or additions to, the events of default or covenants of the Operating Partnership that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

      Unless otherwise provided in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples thereof. Where debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities will be described in the applicable prospectus supplement. Bearer debt securities will be transferable by delivery.

      Unless otherwise provided in the applicable prospectus supplement, the principal of, and applicable premium or Make-Whole Amount, if any, and interest on any series of debt securities will be payable at the corporate trust office of the applicable trustee, the address of which will be stated in the applicable prospectus supplement. However, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for the debt securities or by wire transfer of funds to such person at an account maintained within the United States.

      Unless otherwise provided in the applicable prospectus supplement, any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security in registered form, or “Defaulted Interest,” will immediately cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, in which case notice thereof shall be given to the holder of the debt security not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the indenture.

      Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of the debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent designated by the Operating Partnership for such purpose. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the applicable trustee or at the office of any transfer agent designated by the Operating Partnership for that purpose. Every debt security in registered form surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting that action must provide evidence of title and identity satisfactory to the applicable trustee or transfer agent. No service charge will be made for any registration of transfer or exchange of any debt securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable prospectus supplement refers to any transfer agent, in addition to the applicable trustee, initially designated by the Operating Partnership with respect to any series of debt securities, the Operating Partnership may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Operating Partnership will be required to maintain a transfer agent in each place of payment for that series. The Operating Partnership may at any time designate additional transfer agents with respect to any series of debt securities.

      Neither the Operating Partnership nor any trustee shall be required to

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the selection of any debt securities for redemption and ending at the close of business on

•	if the debt securities are issuable only as registered securities, the day of the mailing of the relevant notice of redemption and

•	if the debt securities are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if the debt securities are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption;

•	register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part;

•	exchange any bearer security selected for redemption except that, to the extent provided with respect to the bearer security, the bearer security may be exchanged for a registered security of that series and of like tenor, provided that the registered security shall be simultaneously surrendered for redemption; or

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be so repaid.

      Payment in respect of debt securities in bearer form will be made in the currency and in the manner designated in the applicable prospectus supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Operating Partnership may appoint from time to time. The paying agents outside the United States, if any, initially appointed by the Operating Partnership for a series of debt securities will be named in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, the Operating Partnership may at any time designate additional paying agents or rescind the designation of any paying agents, except that,

•	if debt securities of a series are issuable in registered form, the Operating Partnership will be required to maintain at least one paying agent in each place of payment for such series and

•	if debt securities of a series are issuable in bearer form, the Operating Partnership will be required to maintain at least one paying agent in a place of payment outside the United States where debt securities of such series and any coupons appertaining thereto may be presented and surrendered for payment.

Merger, Consolidation or Sale of Assets

      The indenture provides that the Operating Partnership may, without the consent of the holders of any outstanding debt securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that

•	either the Operating Partnership shall be the continuing entity, or the successor entity, if other than the Operating Partnership, formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets is organized under the laws of any domestic jurisdiction and expressly assumes the Operating Partnership’s obligations to pay principal of, and premium or make-whole amount, if any, and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

•	immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Operating Partnership or any subsidiary as a result thereof as having been incurred by the Operating Partnership or such subsidiary at the time of such transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

•	an officers’ certificate and legal opinion covering those conditions shall be delivered to each trustee.

Certain Covenants

      The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will include the following covenants of the Operating Partnership:

      Existence. Except as permitted under “— Merger, Consolidation or Sale of Assets,” the indenture requires the Operating Partnership to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that the Operating Partnership shall not be required to preserve any right or franchise if it determines that their preservation is no longer desirable in the conduct of its business.

      Maintenance of Properties. The indenture requires the Operating Partnership to cause all of its material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Operating Partnership may be necessary so that the business carried on may be properly and advantageously conducted at all times; provided, however, that the Operating Partnership and its subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business.

      Insurance. The indenture requires the Operating Partnership to cause each of its and its subsidiaries’ insurable properties to be insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and, if described in the applicable prospectus supplement, having a specified rating from a recognized insurance rating service.

      Payment of taxes and other claims. The indenture requires the Operating Partnership to pay or discharge or cause to be paid or discharged, before the same shall become delinquent,

•	all taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon the income, profits or property of the Operating Partnership or any subsidiary; and

•	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Operating Partnership or any subsidiary;

provided, however, that the Operating Partnership shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

Events of Default, Notice and Waiver

      Unless otherwise provided in the applicable prospectus supplement, the indenture provides that the following events are “events of default” with respect to any series of debt securities issued thereunder:

(1) default in the payment of any interest on any debt security of such series when such interest becomes due and payable that continues for a period of 30 days;

(2) default in the payment of the principal of, or premium or make-whole amount, if any, on, any debt security of such series when due and payable;

(3) default in making any sinking fund payment as required for any debt security of such series;

(4) default in the performance, or breach, of any other covenant or warranty of the Operating Partnership in the indenture with respect to the debt securities of such series and continuance of such default or breach for a period of 60 days after written notice as provided in the indenture;

(5) default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Operating Partnership, or by any subsidiary the repayment of which the Operating Partnership has guaranteed or for which the Operating Partnership is directly responsible or liable as obligor or guarantor, having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after written notice to the Operating Partnership as provided in the indenture;

(6) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership or any significant subsidiary; and

(7) any other event of default provided with respect to a particular series of debt securities.

The term “significant subsidiary” has the meaning ascribed to that term in Regulation S-X promulgated under the Securities Act.

      If an event of default under the indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable trustee or the holders of not less than 25% in principal amount of the debt securities of that series will have the right to declare the principal amount of, or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof, and premium or make-whole amount, if any, on, all the debt securities of that series to be due and payable immediately by written notice thereof to the Operating Partnership, and to the applicable trustee if given by the holders; provided, that in the case of an event of default described under the sixth clause of the preceding paragraph, acceleration is automatic. However, at any time after such a declaration of acceleration with respect to debt securities of the series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of the series may rescind and annul such declaration and its consequences if

•	the Operating Partnership shall have deposited with the applicable trustee all required payments of the principal of, and premium or make-whole amount, if any, and interest on the debt securities of the series, plus certain fees, expenses, disbursements and advances of the applicable trustee, and

•	all events of default, other than the non-payment of accelerated principal, or specified portion thereof and the premium or make-whole amount, if any, with respect to debt securities of the series have been cured or waived as provided in the indenture.

The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to such series and its consequences, except a default

•	in the payment of the principal of, or premium or make-whole amount, if any, or interest on any debt security of the series or

•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

      The indenture requires each trustee to give notice to the holders of debt securities within 90 days of a default under the indenture unless such default shall have been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to the series, except a default in the payment of the principal of, or premium or make-whole amount, if any, or interest on any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series if specified responsible officers of the trustee consider such withholding to be in the interest of such holders.

      The indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of the series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and premium or make-whole amount, if any, and interest on the debt securities at their respective due dates or redemption dates.

      The indenture provides that, subject to provisions in the indenture relating to its duties in case of default, a trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless such holders shall have offered to the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the indenture, as the case may be, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

      Within 120 days after the close of each fiscal year, the Operating Partnership will be required to deliver to each trustee a certificate, signed by one of several specified officers of First Industrial Realty Trust, Inc., stating whether or not such officer has knowledge of any default under the indenture and, if so, specifying each First Industrial Realty Trust, Inc. default and the nature and status thereof.

Modification of the Indenture

      Modifications and amendments of the indenture are permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the indenture affected by such modification or amendment. However, no modification or amendment may, without the consent of the holder of each such debt security affected thereby,

•	change the stated maturity of the principal of, or any installment of interest, or premium or make-whole amount, if any, on, any debt security;

•	reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, any such debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	change the place of payment, or the coin or currency, for payment of principal of, or premium or make-whole amount, if any, or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the debt security.

      The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, compliance by the Operating Partnership with certain restrictive covenants of the indenture.

      Modifications and amendments of the indenture are permitted to be made by the Operating Partnership and the respective trustee thereunder without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to the Operating Partnership as obligor under the indenture;

•	to add to the covenants of the Operating Partnership for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Operating Partnership in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to change or eliminate any provisions of the indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto that are entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in the indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under the indenture in any material respect; or

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series in any material respect.

      The indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities,

•	the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof,

•	the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for the debt security, of the principal amount of the debt security, or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of the debt security of the amount determined as provided in the subparagraph immediately above,

•	the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to the indenture, and

•	debt securities owned by the Operating Partnership or any other obligor upon the debt securities or any affiliate of the Operating Partnership or of such other obligor shall be disregarded.

      The indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by the

Operating Partnership or the holders of at least 25% in principal amount of the outstanding debt securities of the series, in any case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken at the meeting with respect to a consent or waiver that may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of the series will constitute a quorum.

      Notwithstanding the foregoing provisions, the indenture provides that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting, and

•	the principal amount of the outstanding debt securities of the series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Discharge, Defeasance and Covenant Defeasance

      Unless otherwise provided in the applicable prospectus supplement, the Operating Partnership will be permitted, at its option, to discharge certain obligations to holders of any series of debt securities issued under the indenture that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal, and premium or make-whole amount, if any, and interest to the date of such deposit, if the debt securities have become due and payable, or to the stated maturity or redemption date, as the case may be.

      The indenture provides that, unless otherwise provided in the applicable prospectus supplement, the Operating Partnership may elect either

•	to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities, and to hold moneys for payment in trust, or “defeasance,” or

•	to be released from certain obligations with respect to the debt securities under the indenture, including the restrictions described under “— Certain Covenants” or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to the debt securities, or “covenant defeasance,”

in either case upon the irrevocable deposit by the Operating Partnership with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable at stated maturity, or government obligations as defined below, or both, applicable to the debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and premium or make-whole amount, if any, and interest on the debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

      Such a trust will only be permitted to be established if, among other things, the Operating Partnership has delivered to the applicable trustee an opinion of counsel, as specified in the indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of the debt securities would thereafter be able to look only to such trust fund for payment of principal, and premium or make-whole amount, if any, and interest.

      “Government obligations” means securities that are

•	direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged or

•	obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the debt securities of the series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt, provided that except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

      Unless otherwise provided in the applicable prospectus supplement, if after the Operating Partnership has deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series,

•	the holder of a debt security of the series is entitled to, and does, elect pursuant to the indenture or the terms of the debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of the debt security, or

•	a conversion event, as defined below, occurs in respect of the currency, currency unit or composite currency in which such deposit has been made,

the indebtedness represented by the debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium or make-whole amount, if any, and interest on the debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

      “Conversion event” means the cessation of use of

•	a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community,

•	the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or

•	any currency unit or composite currency other than the ECU for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and premium or make-whole amount, if any, and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

      In the event the Operating Partnership effects covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (4) under “— Events of Default, Notice and Waiver” with respect to specified sections of the indenture, which sections would no longer be applicable to the debt securities, or described in clause (7) under “— Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which the debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. However, the Operating Partnership would remain liable to make payment of those amounts due at the time of acceleration.

      The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

No Conversion Rights

      The debt securities will not be convertible into or exchangeable for any capital stock of First Industrial Realty Trust, Inc. or equity interest in the Operating Partnership.

Global Securities

      The debt securities of a series may be issued in whole or in part in book-entry form consisting of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to the series.

Payment and Paying Agents

      Unless otherwise provided in the applicable prospectus supplement, the principal of, and applicable premium or make-whole amount, if any, and interest on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for the debt securities or by wire transfer of funds to such person at an account maintained within the United States.

      All moneys paid by the Operating Partnership to a paying agent or a trustee for the payment of the principal of or any premium, make-whole amount or interest on any debt security which remain unclaimed at the end of two years after such principal, premium, make-whole amount or interest has become due and payable will be repaid to the Operating Partnership, and the holder of the debt security thereafter may look only to the Operating Partnership for payment thereof.

DESCRIPTION OF PREFERRED STOCK

      The following is a summary of the material terms of our preferred stock. You should also read our articles of incorporation and bylaws, which are incorporated by reference to the registration statement of which this prospectus is a part.

General

      Under our articles of incorporation, First Industrial Realty Trust, Inc. has authority to issue 10 million shares of its preferred stock, par value $.01 per share. The preferred stock may be issued from time to time, in one or more series, as authorized by First Industrial Realty Trust, Inc.’s board of directors. Prior to issuance of shares of each series, First Industrial Realty Trust, Inc.’s board of directors is required by the MGCL and our articles of incorporation to fix for each series, subject to the provisions of the articles of incorporation regarding excess stock, par value $.01 per share, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of those shares as may be permitted by Maryland law. These rights, powers, restrictions and limitations could include the right to receive specified dividend payments and payments on liquidation prior to any payments to holders of common stock or other capital stock of First Industrial Realty Trust, Inc. ranking junior to the preferred stock. The outstanding shares of preferred stock are, and additional shares of preferred stock will be, when issued, fully paid and nonassessable and will have no preemptive rights. First Industrial Realty Trust, Inc.’s board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of those shares of common stock.

Outstanding Preferred Stock

      At June 1, 2001, First Industrial Realty Trust, Inc. had outstanding 40,000 shares of Series B preferred stock, 20,000 shares of Series C preferred stock, 50,000 shares of Series D preferred stock and 30,000 shares of Series E preferred stock, constituting all of First Industrial Realty Trust, Inc.’s outstanding preferred stock. The terms of the Series B, Series C, Series D and Series E preferred stock provide for a preference as to the payment of dividends over shares of common stock and any other capital stock ranking junior to the Series B preferred stock, Series C preferred stock, Series D preferred stock and Series E preferred stock, and for cumulative quarterly dividends at the rate of $218.75, $215.625, $198.75 and $197.50, respectively, per share per year. On and after May 14, 2002, June 6, 2007, February 4, 2003 and March 18, 2003, respectively, the Series B, Series C, Series D and Series E preferred stock, respectively, are subject to redemption, in each case in whole or in part, at the option of First Industrial Realty Trust, Inc., at a cash redemption price of $2,500.00 per share, $2,500.00 per share, $2,500.00 per share and $2,500.00 per share, respectively, plus accrued and unpaid dividends. The Series B, Series C, Series D and Series E preferred stock rank on a parity as to payment of dividends and amounts upon liquidation.

      In the event of any voluntary or involuntary liquidation, dissolution or winding up of First Industrial Realty Trust, Inc., the holders of the Series B, Series C, Series D and Series E preferred stock will be entitled to receive out of First Industrial Realty Trust, Inc.’s assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock or any other shares of capital stock ranking, as to distributions, junior to the Series B, Series C, Series D and Series E preferred, liquidating distributions in the amount of $2,500.00 per share, $2,500.00 per share, $25.00 per share and $25.00 per share, respectively, plus all accrued and unpaid dividends.

      Except as expressly required by law and in some other limited circumstances, the holders of the preferred stock are not entitled to vote. The consent of holders of at least 66% of the outstanding preferred stock and any other series of preferred stock ranking on a parity with the outstanding preferred stock, voting as a single class, is required to authorize another class of shares senior to the outstanding preferred stock. The affirmative vote or consent of the holders of at least 66% of the outstanding shares of each series of preferred stock is required to amend or repeal any provision of, or add any provision to, our articles of incorporation, including the articles supplementary relating to that series of preferred stock, if that action would materially and adversely alter or change the rights, preferences or privileges of that series of preferred stock.

Future Series of Preferred Stock

      The following is a description of the general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our articles of incorporation and bylaws and any applicable amendment to our articles of incorporation designating terms of a series of preferred stock.

      Any prospectus supplement relating to a future series of the preferred stock will contain specific terms, including:

(1) The title and stated value of the preferred stock;

(2) The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

(3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

(4) The date from which dividends on the preferred stock shall accumulate, if applicable;

(5) The procedures for any auction and remarketing, if any, for the preferred stock;

(6) The provision for a sinking fund, if any, for the preferred stock;

(7) The provision for redemption, if applicable, of the preferred stock;

(8) Any listing of the preferred stock on any securities exchange;

(9) The terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation of the conversion price;

(10) Any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

(11) A discussion of federal income tax considerations applicable to the preferred stock;

(12) The relative ranking and preference of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of First Industrial Realty Trust, Inc.;

(13) Any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of First Industrial Realty Trust, Inc.; and

(14) Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of First Industrial Realty Trust, Inc. as a REIT.

      Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of First Industrial Realty Trust, Inc., rank:

•	senior to all classes or series of common stock, and to all equity securities ranking junior to that preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of First Industrial Realty Trust, Inc.;

•	on a parity with all equity securities issued by First Industrial Realty Trust, Inc. the terms of which specifically provide that those equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of First Industrial Realty Trust, Inc.; and

•	junior to all equity securities issued by First Industrial Realty Trust, Inc. the terms of which specifically provide that those equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of First Industrial Realty Trust, Inc.

The term “equity securities” does not include convertible debt securities.

Dividends

      Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by First Industrial Realty Trust, Inc.’s board of directors, out of First Industrial Realty Trust, Inc.’s assets legally available for payment, cash dividends at rates and on dates as will be set forth in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on the share transfer books of First Industrial Realty Trust, Inc. on the record dates as shall be fixed by First Industrial Realty Trust, Inc.’s board of directors.

      Dividends on any series of the preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If First Industrial Realty Trust, Inc.’s board of directors fails to declare a dividend payable on a dividend payment date on any series of the preferred stock for which dividends are non-cumulative, then the holders of that series of the preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and First Industrial Realty Trust, Inc. will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment date.

      If preferred stock of any series is outstanding, no dividends will be declared or paid or set apart for payment on any capital stock of First Industrial Realty Trust, Inc. of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of that series for any period unless:

•	if that series of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for that payment on the preferred stock of that series for all past dividend periods and the then current dividend period; or

•	if that series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for that payment on the preferred stock of that series.

When dividends are not paid in full, or a sum sufficient for full payment is not set apart, upon preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of that series, all dividends declared upon preferred stock of that series and any other series of preferred stock ranking on a parity as to dividends with that preferred stock will be declared pro rata so that the amount of dividends declared per share of preferred stock of that series and other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred stock of that series, which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that preferred stock does not have a cumulative dividend, and the other series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of that series that may be in arrears.

      Except as provided in the immediately preceding paragraph, unless:

•	if a series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for all past dividend periods and the then current dividend period, and

•	if a series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for the then current dividend period, no dividends, other than in shares of common stock or other shares of capital stock ranking junior to the preferred stock of that series as to dividends and upon liquidation, shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the common stock, or any other capital stock of First Industrial Realty Trust, Inc. ranking junior to or on a parity with the preferred stock of that series as to dividends or upon liquidation, nor shall any shares of common stock, or any other shares of capital stock of First Industrial Realty Trust, Inc. ranking junior to or on a parity with the preferred stock of that series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares, by First Industrial Realty Trust, Inc., except by conversion into or exchange for other capital stock of First Industrial Realty Trust, Inc. ranking junior to the preferred stock of that series as to dividends and upon liquidation.

      Any dividend payment made on shares of a series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of that series which remain payable.

Redemption

      If provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at the option of First Industrial Realty Trust, Inc., as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in, the applicable prospectus supplement.

      The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of the preferred stock that will be redeemed by First Industrial Realty Trust, Inc. in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends, which will not, if that preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of capital stock of First Industrial Realty Trust, Inc., the terms of that preferred stock may provide that, if no shares of capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into the applicable shares of capital stock of First Industrial Realty Trust, Inc. pursuant to conversion provisions specified in the applicable prospectus supplement.

      However, unless

•	if a series of preferred stock has a cumulative dividend, full cumulative dividends on all shares of that series of preferred stock will have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment set apart for payment for all past dividend periods and the then current dividend period, and

•	if a series of preferred stock does not have a cumulative dividend, full dividends on all shares of the preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment set apart for payment for the then current dividend period, no shares of the series of preferred stock will be redeemed unless all outstanding shares of preferred stock of that series are simultaneously redeemed. However, the preceding shall not prevent the purchase or acquisition of preferred stock of that series to preserve the REIT status of First Industrial Realty Trust, Inc. or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series.

      In addition, unless

•	if the series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of that series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment set apart for payment for all past dividend periods and the then current dividend period, and

•	if the series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment set apart for payment for the then current dividend period,

First Industrial Realty Trust, Inc. will not purchase or otherwise acquire directly or indirectly any shares of preferred stock of that series, except by conversion into or exchange for capital shares of First Industrial Realty Trust, Inc. ranking junior to the preferred stock of that series as to dividends and upon liquidation. However, the preceding shall not prevent the purchase or acquisition of shares of preferred stock of that series to preserve the REIT status of First Industrial Realty Trust, Inc. or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series.

      If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, the number of shares to be redeemed will be determined by First Industrial Realty Trust, Inc. Those shares may be redeemed ratably from the holders of record of those shares in proportion to the number of those shares held or for which redemption is requested by that holder, with adjustments to avoid redemption of fractional shares, or by any other equitable manner determined by First Industrial Realty Trust, Inc.

      Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock of any series to be redeemed at the address shown on the stock transfer books of First Industrial Realty Trust, Inc. Each notice shall state:

•	the redemption date;

•	the number of shares and series of the preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for the preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

•	the date upon which the holder’s conversion rights, if any, as to those shares shall terminate.

      If fewer than all the shares of preferred stock of any series are to be redeemed, the notice mailed to each holder of preferred stock shall also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any preferred stock has been given and if the funds necessary for the redemption have been set aside by First Industrial Realty Trust, Inc. in trust for the benefit of the holders of any preferred stock called for redemption, then from and after the redemption date dividends will cease to accrue on the preferred stock called for redemption, and all rights of the holders of those shares will terminate, except the right to receive the redemption price.

Liquidation Preference

      Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of First Industrial Realty Trust, Inc., then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of capital stock of First Industrial Realty Trust, Inc. ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of First Industrial Realty Trust, Inc., the holders of each series of preferred stock shall be entitled to receive out of assets of First Industrial Realty Trust, Inc. legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable prospectus supplement, plus an amount equal to all dividends accrued and unpaid thereon, which shall not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of First Industrial Realty Trust, Inc.’s remaining assets. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up, First Industrial Realty Trust, Inc.’s available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of capital stock of First Industrial Realty Trust, Inc. ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and those other classes or series of capital stock will share ratably in the distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

      If liquidating distributions will have been made in full to all holders of preferred stock, First Industrial Realty Trust, Inc.’s remaining assets will be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, the consolidation or merger of First Industrial Realty Trust, Inc. with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of First Industrial Realty Trust, Inc., will not be deemed to constitute a liquidation, dissolution or winding up of First Industrial Realty Trust, Inc.

Voting Rights

      Holders of the preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

      Unless provided otherwise for any series of preferred stock, so long as any shares of preferred stock of a series remain outstanding, First Industrial Realty Trust, Inc. will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of that series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, each series voting separately as a class:

•	authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to that series of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of First Industrial Realty Trust, Inc. into those shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any of those shares; or

•	amend, alter or repeal the provisions of our articles of incorporation or the designating amendment for that series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of that series of preferred stock or the holders of that series of preferred stock.

However, with respect to the occurrence of any of the events set forth in the second subparagraph above, so long as the preferred stock remains outstanding with its terms materially unchanged, taking into account that upon the occurrence of an event, First Industrial Realty Trust, Inc. may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of preferred stock. Further,

•	any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock, or

•	any increase in the amount of authorized shares of that series or any other series of preferred stock, in each case ranking on a parity with or junior to the preferred stock of that series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers.

      These voting provisions will not apply if, at or prior to the time when the act with respect to which that vote would otherwise be required shall be effected, all outstanding shares of that series of preferred stock shall have been redeemed or called for redemption and sufficient funds will have been deposited in trust to effect the redemption.

Conversion Rights

      The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock will be set forth in the applicable prospectus supplement. The terms will include:

•	the number of shares of common stock into which the shares of preferred stock are convertible,

•	the conversion price (or manner of calculating the conversion price),

•	the conversion period,

•	provisions as to whether conversion will be at the option of the holders of the preferred stock or First Industrial Realty Trust, Inc.,

•	the events requiring an adjustment of the conversion price, and

•	provisions affecting conversion in the event of the redemption of that series of preferred stock.

Restrictions on Ownership

      For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities, during the last half of a taxable year. To assist First Industrial Realty Trust, Inc. in meeting this requirement, First Industrial Realty Trust, Inc. may take certain actions to limit the beneficial ownership, directly or indirectly, by individuals of First Industrial Realty Trust, Inc.’s outstanding equity securities, including any preferred stock. Therefore, the designating amendment for each series of preferred stock may contain provisions restricting the ownership and transfer of the preferred stock. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock. See “Restrictions on Transfers of Capital Stock.”

Transfer Agent

      The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

      First Industrial Realty Trust, Inc. may, at its option, elect to offer depositary shares rather than full shares of preferred stock. In the event that option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series, including dividend, voting, redemption and liquidation rights. The applicable fraction will be specified in the prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among First Industrial Realty Trust, Inc., the depositary and the holders of the depositary receipts. Certificates evidencing depositary shares will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take actions, such as filing proof of residence and paying charges.

      The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement, our articles of incorporation and the form of designating amendment for the applicable series of preferred stock. All material terms of the depository shares, except those disclosed in the applicable prospectus supplement, are described in this prospectus.

Dividends

      The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date, which will be the same date as the record date fixed by First Industrial Realty Trust, Inc. for the applicable series of preferred stock. The depositary, however, will distribute only an amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

      In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts so entitled, in proportion, as nearly as may be practicable, to the number of depositary shares owned by those holders on the relevant record date, unless the depositary determines, after consultation with First Industrial Realty Trust, Inc., that it is not feasible to make the distribution, in which case the depositary may, with First Industrial Realty Trust, Inc.’s approval, adopt any other method for that distribution as it deems equitable and appropriate, including the sale of the property, at place or places and upon terms that it may deem equitable and appropriate, and distribution of the net proceeds from that sale to the holders.

      No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into excess stock.

Liquidation Preference

      In the event of the liquidation, dissolution or winding up of the affairs of First Industrial Realty Trust, Inc., whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the prospectus supplement.

Redemption

      If the series of preferred stock represented by the applicable series of depositary shares is redeemable, those depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever First Industrial Realty Trust, Inc. redeems any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the redeemed preferred stock. The depositary will mail the notice of redemption promptly upon receipt of notice from First Industrial Realty Trust, Inc. and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting

      Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts as of the record date for the meeting. Each record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by the record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the preferred stock represented by depositary shares in accordance with those instructions, and First Industrial Realty Trust, Inc. will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

      Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock who are withdrawn will not thereafter be entitled to deposit their shares under the deposit agreement or to receive depositary receipts evidencing their depositary shares.

Amendment and Termination of Deposit Agreement

      The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between First Industrial Realty Trust, Inc. and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless that amendment has been approved by at least a majority of the depositary shares then outstanding. No amendment to the deposit agreement may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing their depositary shares with instructions to the depositary to deliver to the holder the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

      The deposit agreement will be permitted to be terminated by First Industrial Realty Trust, Inc. upon not less than 30 days prior written notice to the applicable depositary if:

•	termination is necessary to preserve First Industrial Realty Trust, Inc.’s status as a REIT, or

•	a majority of each series of preferred stock affected by termination consents to termination, whereupon the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by that holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by those depositary receipts together with any other property held by the depositary with respect to those depositary receipts.

First Industrial Realty Trust, Inc. will agree that if the deposit agreement is terminated to preserve status as a REIT, then First Industrial Realty Trust, Inc. will use its best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange.

      In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares thereunder shall have been redeemed,

•	there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding up of First Industrial Realty Trust, Inc. and that distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing that preferred stock, or

•	each share of the related preferred stock will have been converted into stock of First Industrial Realty Trust, Inc. not represented by depositary shares.

Charges of Depositary

      First Industrial Realty Trust, Inc. will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. First Industrial Realty Trust, Inc. will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by those depositary receipts if those charges are not paid.

Miscellaneous

      The depositary will forward to the holders of depositary receipts all reports and communications from First Industrial Realty Trust, Inc. that are delivered to the Depositary and which First Industrial Realty Trust, Inc. is required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at other places as it may from time to time deem advisable, any reports and communications received from First Industrial Realty Trust, Inc. that are received by the Depositary as the holder of preferred stock.

      Neither the depositary nor First Industrial Realty Trust, Inc. assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor First Industrial Realty Trust, Inc. will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of First Industrial Realty Trust, Inc. and the depositary under the deposit agreement will be limited to performance in good faith of their duties under the deposit agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. First Industrial Realty Trust, Inc. and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give that information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

      In the event the depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and First Industrial Realty Trust, Inc., on the other hand, the depositary shall be entitled to act on those claims, requests or instructions received from First Industrial Realty Trust, Inc.

Resignation and Removal of Depositary

      The depositary may resign at any time by delivering to First Industrial Realty Trust, Inc. notice of its election to do so, and First Industrial Realty Trust, Inc. may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of that appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

Federal Income Tax Consequences

      Owners of depositary shares will be treated for Federal income tax purposes as if they were owners of the preferred stock represented by depositary shares. Accordingly, those owners will be entitled to take into account, for Federal income tax purposes, income and deductions to which they would be entitled if they were holders of the preferred stock. In addition,

•	no gain or loss will be recognized for Federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares,

•	the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefor, and

•	the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which that person owned those depositary shares.

DESCRIPTION OF COMMON STOCK

      The following is a summary of the material terms of our common stock. You should read our articles of incorporation and bylaws, which are incorporated by reference to the registration statement of which this prospectus is a part.

General

      Under our articles of incorporation, First Industrial Realty Trust, Inc. has authority to issue 100 million shares of its common stock, par value $.01 per share. Under Maryland law, stockholders generally are not responsible for the corporation’s debts or obligations. At June 29, 2001 we had outstanding 39,534,652 shares of common stock.

Terms

      Subject to the preferential rights of any other shares or series of stock, including preferred stock outstanding from time to time, and to the provisions of our articles of incorporation regarding excess stock, common stock holders will be entitled to receive dividends on shares of common stock if, as and when authorized and declared by our board of directors out of assets legally available for that purpose. Subject to the preferential rights of any other shares or series of stock, including preferred stock outstanding from time to time, and to the provisions of our articles of incorporation regarding excess stock, common stockholders will share ratably in the assets of First Industrial Realty Trust, Inc. legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding up after payment of, or adequate provision for, all known debts and liabilities of First Industrial Realty Trust, Inc. For a discussion of excess stock, please see “Restrictions on Transfers of Capital Stock.”

      Subject to the provisions of our articles of incorporation regarding excess stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of stock, common stock holders will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares of common stock will not be able to elect any directors.

      Common stock holders have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any securities of First Industrial Realty Trust, Inc.

      Subject to the provisions of our articles of incorporation regarding excess stock, all shares of common stock will have equal dividend, distribution, liquidation and other rights, and will have no preference, appraisal or exchange rights.

      Under the MGCL, a corporation generally cannot dissolve, amend its articles of incorporation, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage, but not less than a majority of all of the votes to be cast on the matter, is set forth in the corporation’s articles of incorporation. Our articles of incorporation do not provide for a lesser percentage in such situations.

Restrictions on ownership

      For First Industrial Realty Trust, Inc. to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, actually or by attribution, by five or fewer individuals, as defined in the Code to include certain entities, during the last half of a taxable year. To assist us in meeting this requirement, we may take certain actions to limit the beneficial ownership, directly or indirectly, by individuals of our outstanding equity securities. See “Restrictions on Transfers of Capital Stock.”

Transfer agent

      The transfer agent and registrar for the common stock is Equiserve — First Chicago Trust Division.

Shareholder rights plan

      On September 4, 1997, the board of directors of First Industrial Realty Trust, Inc. adopted a shareholder rights plan. Under the shareholder rights plan, one right was attached to each outstanding share of common stock at the close of business on October 19, 1997, and one right will be attached to each share of common stock thereafter issued. Each right entitles the holder to purchase, under certain conditions, one one-hundredth of a share of our junior participating preferred stock for $125.00. The rights may also, under certain conditions, entitle the holders to receive common stock, or common stock of an entity acquiring First Industrial Realty Trust, Inc., or other consideration, each having a value equal to twice the exercise price of each right ($250.00). We have designated 1,000,000 shares as junior participating preferred stock and have reserved such shares for issuance under the shareholder rights plan. In the event of any merger, consolidation, combination or other transaction in which shares of common stock are exchanged for or changed into other stock or securities, cash and/or other property, each share of junior participating preferred stock will be entitled to receive 100 times the aggregate amount of stock, securities, cash and/or other property, into which or for which each share of common stock is changed or exchanged, subject to certain adjustments. The rights are redeemable by us at a price of $.001 per right. If not exercised or redeemed, all rights expire on October 20, 2007. The description and terms of the rights are set forth in a shareholder rights agreement between us and First Chicago Trust Company of New York.

CERTAIN PROVISIONS OF MARYLAND LAW AND THE
FIRST INDUSTRIAL REALTY TRUST, INC. ARTICLES OF INCORPORATION AND BYLAWS

      The following summary of certain provisions of Maryland law is not complete and is qualified by reference to Maryland law and our articles of incorporation and bylaws, which are incorporated by reference to the registration statement of which this prospectus is a part.

Business combinations

      Under the MGCL, certain “business combinations” between a Maryland corporation and an “Interested Stockholder” or, in certain circumstances, an associate or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Business combinations for the purposes of the preceding sentence are defined by the MGCL to include specified mergers, consolidations, share exchanges and asset transfers, some issuances and reclassifications of equity securities, the adoption of a plan of liquidation or dissolution or the receipt by an interested stockholder or its affiliate of any loan advance, guarantee, pledge or other financial assistance or tax advantage provided by First Industrial Realty Trust, Inc. After the five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least

•	80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and

•	two-thirds of the votes entitled to be cast by holders of outstanding shares of the corporation other than shares held by the Interested Stockholder with whom the business combination is to be effected.

The super-majority vote requirements will not apply if, among other things, the corporation’s stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. Our articles of incorporation exempt from these provisions of the MGCL any business combination in which there is no Interested Stockholder other than Jay H. Shidler, the Chairman of our board of directors, or any entity controlled by Mr. Shidler unless Mr. Shidler is an Interested Stockholder without taking into account his ownership of shares of our common stock and the right to acquire shares of our common stock in an aggregate amount that does not exceed the number of shares of our common stock that he owned and had the right to acquire, including through the exchange of limited partnership units of First Industrial, L.P., at the time of the consummation of our initial public offering.

Control share acquisitions

      The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or by directors who are also employees of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other shares of stock previously acquired by that person, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-fifth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

      A person who has made or proposes to make a control share acquisition may compel the board of directors, upon satisfaction of certain conditions, including an undertaking to pay expenses, to call a special meeting of stockholders to be held within 50 days after receiving a demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any meeting of stockholders.

      If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved. The corporation’s redemption of the control shares will be for fair value determined, without regard to the absence of voting rights, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of the control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid in the control share acquisition. Certain limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

      The control share acquisition statute does not apply to

•	shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or

•	acquisitions approved or exempted by our articles of incorporation or bylaws.

      Our bylaws contain a provision exempting any and all acquisitions of our shares of capital stock from the control share provisions of the MGCL. There can be no assurance that this bylaw provision will not be amended or eliminated in the future.

Amendment of articles of incorporation

      Our articles of incorporation, including the provisions on classification of the board of directors discussed below, may be amended only by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

Meetings of stockholders

      Our bylaws provide for annual meetings of stockholders to be held on the third Wednesday in April or on any other day as may be established from time to time by our board of directors. Special meetings of stockholders may be called by

•	our Chairman of the board or our President,

•	a majority of the board of directors, or

•	stockholders holding at least 25% of our outstanding capital stock entitled to vote at the meeting.

      Our bylaws provide that any stockholder of record wishing to nominate a director or have a stockholder proposal considered at an annual meeting must provide written notice and certain supporting documentation to us relating to the nomination or proposal not less than 75 days nor more than 180 days prior to the anniversary date of the prior year’s annual meeting or special meeting in lieu thereof (the “Anniversary Date”). In the event that the annual meeting is called for a date more than seven calendar days before the Anniversary Date, stockholders generally must provide written notice within 20 calendar days after the date on which notice of the meeting is mailed to stockholders or the date of the meeting is publicly disclosed.

      The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about the qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal. Our bylaws may have those effects without regard to whether consideration of the nominees or proposal might be harmful or beneficial to us and our stockholders.

Classification of the board of directors

      Our bylaws provide that the number of our directors may be established by the board of directors but may not be fewer than the minimum number required by Maryland law nor more than twelve. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, except that a vacancy resulting from an increase in the number of directors will be filled by a majority of the entire board of directors. Under the terms of our articles of incorporation, our directors are divided into three classes. One class holds office for a term expiring at the annual meeting of stockholders to be held in 2002, and the other two classes hold office for terms expiring at the annual meetings of stockholders to be held in 2003 and 2004, respectively. As the term of each class expires, directors in that class will be elected for a term of three years and until their successors are duly elected and qualified. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors.

      The classified board provision could have the effect of making the removal of incumbent directors more time consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and our stockholders. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. Holders of shares of common stock will have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock will be able to elect all of the successors of the class of directors whose term expires at that meeting.

RESTRICTIONS ON TRANSFERS OF CAPITAL STOCK

      For First Industrial Realty Trust, Inc. to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding capital stock may be owned, actually or by attribution, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. Our capital stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter tax year. See “Federal Income Tax Considerations.” To ensure that we remain a qualified REIT, our articles of incorporation, subject to certain exceptions, provide that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than an aggregate of 9.9% in value of our capital stock. Any transfer of capital stock or any security convertible into capital stock that would create a direct or indirect ownership of capital stock in excess of the ownership limit or that would result in our disqualification as a REIT, including any transfer that results in the capital stock being owned by fewer than 100 persons or results in us being “closely held” within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the capital stock.

      Capital stock owned, or deemed to be owned, or transferred to a stockholder in excess of the ownership limit will automatically be exchanged for shares of “excess stock”, as defined in our articles of incorporation, that will be transferred, by operation of law, to us as trustee of a trust for the exclusive benefit of the transferees to whom such capital stock may be ultimately transferred without violating the ownership limit. While the excess stock is held in trust, it will not be entitled to vote, it will not be considered for purposes of any stockholder vote or the determination of a quorum for such vote, and it will not be entitled to participate in the accumulation or payment of dividends or other distributions. A transferee of excess stock may, at any time such excess stock is held by us in trust, designate as beneficiary of the transferee stockholder’s interest in the trust representing the excess stock any individual whose ownership of the capital stock exchanged into such excess stock would be permitted under the ownership limit, and may transfer that interest to the beneficiary at a price not in excess of the price paid by the original transferee-stockholder for the capital stock that was exchanged into excess stock. Immediately upon the transfer to the permitted beneficiary, the excess stock will automatically be exchanged for capital stock of the class from which it was converted.

      In addition, we will have the right, for a period of 90 days during the time any excess stock is held by us in trust, and, with respect to excess stock resulting from the attempted transfer of our preferred stock, at any time when any outstanding shares of preferred stock of the series are being redeemed, to purchase all or any portion of the excess stock from the original transferee-stockholder at the lesser of the price paid for the capital stock by the original transferee-stockholder and the market price, as determined in the manner set forth in our articles of incorporation, of the capital stock on the date we exercise our option to purchase or, in the case of a purchase of excess stock attributed to preferred stock which has been called for redemption, at its stated value, plus all accumulated and unpaid dividends to the date of redemption. The 90-day period begins on the date of the violative transfer if the original transferee-stockholder gives notice to us of the transfer or, if no such notice is given, the date the board of directors determines that a violative transfer has been made.

FEDERAL INCOME TAX CONSIDERATIONS

      This section is a summary of the material federal income tax matters of general application pertaining to REITs under the Code. The discussion is based on current law and does not purport to deal with all aspects of federal income taxation that may be relevant to investors subject to special treatment under the federal income tax laws, such as tax-exempt investors, dealers in securities or foreign persons. The provisions of the Code pertaining to REITs are highly technical and complex and sometimes involve mixed questions of fact and law. In addition, this section does not discuss foreign, state or local taxation. We have received an opinion from Cahill Gordon & Reindel as to the conclusions of law expressed in this summary. Prospective investors should consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences specific to them of holding and disposing of the common stock.

      In the opinion of Cahill Gordon & Reindel, commencing with our taxable year ended December 31, 1994:

•	we have been organized in conformity with the requirements for qualification as a REIT under the Code,

•	our method of operation has enabled us to meet the requirements for qualification as a REIT under the Code, and

•	provided that we continue to satisfy the various requirements applicable under the Code to REITs, as described herein, we will continue to so qualify.

Cahill Gordon & Reindel’s opinion is based on various assumptions and is conditioned upon certain representations made by us as to factual matters with respect to us and certain partnerships and limited liability companies through which we hold substantially all of our assets. Moreover, our qualification and taxation as a REIT depends upon our ability to meet, as a matter of fact, through actual annual operating results, distribution levels, diversity of stock ownership and various other qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Cahill Gordon & Reindel. No assurance can be given that the actual results of our operations for any particular taxable year will satisfy those requirements.

      To qualify as a REIT under the Code for a taxable year, we must meet certain organizational and operational requirements, which generally require us to be a passive investor in real estate and to avoid excessive concentration of ownership of our capital stock. Generally, at least 75% of the value of our total assets at the end of each calendar quarter must consist of real estate assets, cash or governmental securities. We generally may not own securities possessing more than 10% of the total voting power, or representing more than 10% of the total value, of the outstanding securities of any issuer, and the value of any one issuer’s securities may not exceed 5% of the value of our assets. Shares of qualified REITs, qualified temporary investments and shares of certain wholly owned subsidiary corporations are exempt from these prohibitions. We hold assets through certain wholly owned subsidiary corporations and hold preferred stock interests in certain corporations. In the opinion of Cahill Gordon & Reindel, based on certain factual representations, these holdings do not violate the prohibition on ownership of voting securities.

      The 10% and 5% limitations described above will not apply to the ownership of securities of a “taxable REIT subsidiary.” A REIT may own up to 100% of the securities of a taxable REIT subsidiary subject only to the limitations that the aggregate value of the securities of all taxable REIT subsidiaries owned by the REIT does not exceed 20% of the value of the assets of the REIT, and the aggregate value of all securities owned by the REIT (including the securities of all taxable REIT subsidiaries, but excluding government securities) does not exceed 25% of the value of the assets of the REIT. A taxable REIT subsidiary generally is any corporation (other than another REIT and corporations involved in certain lodging, healthcare, franchising and licensing activities) owned by a REIT with respect to which the REIT and such corporation jointly elect that such corporation shall be treated as a taxable REIT subsidiary.

      For each taxable year, at least 75% of a REIT’s gross income must be derived from specified real estate sources and 95% must be derived from such real estate sources plus certain other permitted sources. Real estate income for purposes of these requirements includes

•	gain from the sale of real property not held primarily for sale to customers in the ordinary course of business,

•	dividends on REIT shares,

•	interest on loans secured by mortgages on real property,

•	certain rents from real property, and

•	certain income from foreclosure property.

For rents to qualify, they may not be based on the income or profits of any person, except that they may be based on a percentage or percentages of gross income or receipts. Also, subject to certain limited exceptions, the REIT may not manage the property or furnish services to tenants except through an independent contractor which is paid an arm’s-length fee and from which the REIT derives no income. However, a REIT may render a de minimis amount of otherwise impermissible services to tenants, or in connection with the management of property, and treat amounts received with respect to such property as rents from real property. In addition, a taxable REIT subsidiary may provide certain services to tenants of the REIT, which services could not otherwise be provided by the REIT or the REIT’s other subsidiaries.

      Substantially all of our assets are held through certain partnerships. In general, in the case of a REIT that is a partner in a partnership, applicable regulations treat the REIT as holding directly its proportionate share of the assets of the partnership and as being entitled to the income of the partnership attributable to such share.

      We must satisfy certain ownership restrictions that limit the concentration of ownership of our capital stock by a few individuals and the ownership by us of our tenants. Our outstanding capital stock must be held by at least 100 stockholders. No more than 50% in value of our outstanding capital stock, including in some circumstances capital stock into which outstanding securities might be converted, may be owned actually or constructively by five or fewer individuals or certain other entities at any time during the last half of our taxable year. Accordingly, our articles of incorporation contain certain restrictions regarding the transfer of our common stock, preferred stock and any other outstanding securities convertible into stock when necessary to maintain our qualification as a REIT under the Code. However, because the Code imposes broad attribution rules in determining constructive ownership, no assurance can be given that the restrictions contained in our articles of incorporation will be effective in maintaining our REIT status. See “Restrictions on Transfers of Capital Stock.”

      So long as we qualify for taxation as a REIT, distribute at least 90% of our REIT taxable income, computed without regard to net capital gain or the dividends paid deduction, for each taxable year to our stockholders annually and satisfy certain other distribution requirements, we will not be subject to federal income tax on that portion of such income distributed to stockholders. We will be taxed at regular corporate rates on all income not distributed to stockholders. Our policy is to distribute at least 90% of our taxable income. We may elect to pass through to our shareholders on a pro rata basis any taxes paid by us on our undistributed net capital gain income for the relevant tax year. REITs also may incur taxes for certain other activities or to the extent distributions do not satisfy certain other requirements.

      Our failure to qualify during any taxable year as a REIT could, unless certain relief provisions were available, have a material adverse effect upon our stockholders. If disqualified for taxation as a REIT for a taxable year, we also would be disqualified for taxation as a REIT for the next four taxable years, unless the failure were considered to be due to reasonable cause and not willful neglect and certain other conditions were satisfied. We would be subject to federal income tax at corporate rates on all of our taxable income and would not be able to deduct any dividends paid, which could result in a discontinuation of or substantial reduction in dividends to stockholders. Dividends also would be subject to the regular tax rules applicable to dividends received by stockholders of corporations. Should the failure to qualify as a REIT be determined to have occurred retroactively in one of our earlier tax years, the imposition of a substantial federal income tax liability on us attributable to any nonqualifying tax years may adversely affect our ability to pay dividends. In the event that we fail to meet certain income tests applicable to REITs, we may, generally, nonetheless retain our qualification as a REIT if we pay a 100% tax on the amount by which we failed to meet the relevant income test so long as such failure was considered to be due to reasonable cause and not willful neglect and certain other conditions are satisfied. Any such taxes would adversely affect our ability to pay dividends and distributions.

EXPERTS

      The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K/A No. 1 for the year ended December 31, 2000 for each of First Industrial Realty Trust, Inc. and First Industrial, L.P., have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

      Certain legal matters will be passed upon for us by Cahill Gordon & Reindel, New York, New York. Cahill Gordon & Reindel will rely as to all matters of Maryland law on the opinion of McGuireWoods LLP, Baltimore, Maryland. If counsel for any underwriter, dealer or agent passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the prospectus supplement relating to the offering.

WHERE YOU CAN FIND MORE INFORMATION

      First Industrial Realty Trust, Inc. and the Operating Partnership are subject to the informational requirements of the Securities Exchange Act of 1934. First Industrial Realty Trust, Inc. files reports, proxy statements and other information with the Securities and Exchange Commission. The Operating Partnership files reports and other information with the Commission. You may read and copy any of our reports, proxy statements and other information at, and obtain copies upon payment of prescribed fees from, the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Those documents are also available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. First Industrial Realty Trust, Inc.’s common stock is listed on the New York Stock Exchange and its Commission filings can also be inspected and copied at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

      This prospectus is a part of a registration statement we filed with the Commission. As permitted by the Commission, this prospectus does not contain all the information that you can find in the registration statement or the exhibits to the registration statement.

      We “incorporate by reference” information we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and more recent information automatically updates and supersedes more dated information contained or incorporated by reference in this prospectus.

      First Industrial Realty Trust, Inc. filed the following documents with the Commission and incorporates them by reference into this prospectus (file no. 1-13102):

1) Annual Report on Form 10-K for the year ended December 31, 2000, filed March 9, 2001;

2) Annual Report on Form 10-K/ A No. 1 for the year ended December 31, 2000, filed July 6, 2001;

3) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001, filed May 15, 2001;

4) Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001, filed August 10, 2001;

5) Current Report on Form 8-K filed with the Commission on January 12, 2001;

6) Current Report on Form 8-K/ A No. 1 filed with the Commission on March 8, 2001;

7) Current Report on Form 8-K filed with the Commission on March 16, 2001;

8) Current Report on Form 8-K filed with the Commission on April 10, 2001; and

9) The description of the common stock included in First Industrial Realty Trust, Inc.’s registration statement on Form 8-A dated June 23, 1994 and the description of the associated preferred share purchase rights included in the Form 8-A filed September 24, 1997.

      The Operating Partnership filed the following documents with the Commission and incorporates them by reference into this prospectus (file no.: 333-21873):

1) Annual Report on Form 10-K for the year ended December 31, 2000, filed March 28, 2001;

2) Annual Report on Form 10-K/A No. 1 for the year ended December 31, 2000, filed July 6, 2001;

3) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001, filed May 15, 2001;

4) Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001, filed August 10, 2001;

5) Current Report on Form 8-K filed with the Commission on January 12, 2001;

6) Current Report on Form 8-K/A No. 1 filed with the Commission on March 8, 2001;

7) Current Report on Form 8-K filed with the Commission on March 16, 2001;

8) Current Report on Form 8-K filed with the Commission on March 29, 2001; and

9) Current Report on Form 8-K filed with the Commission on April 5, 2001.

      All documents filed by First Industrial Realty Trust, Inc. or the Operating Partnership under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and made a part hereof from the date of the filing of such documents.

      We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of these filings or portions of these filings by writing to or calling us at First Industrial Realty Trust, Inc., Attention: Investor Relations, 311 S. Wacker Drive, Suite 4000, Chicago, Illinois 60606, telephone (312) 344-4300. The copies of filings will not include exhibits unless those exhibits are specifically incorporated by reference into the filing.

$125,000,000

5.25% Senior Notes due 2009

PROSPECTUS SUPPLEMENT

June 9, 2004
to
PROSPECTUS
August 23, 2001

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